SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☐                            Filed by a Party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material under § 240.14a-12.

Medco Health Solutions, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

David B. Snow, Jr. Chairman & CEO	Medco Health Solutions, Inc. 100 Parsons Pond Drive Franklin Lakes, NJ 07417

March 31, 2010

Dear Fellow Shareholders:

On behalf of the Board of Directors of Medco Health Solutions, Inc., I cordially invite you to attend our 2010 Annual Meeting of Shareholders, which will be held on Wednesday, May 12, 2010 at 9:00 a.m. Eastern Daylight Time at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656.

The purposes of this meeting are to (i) elect the nine directors nominated to the Board of Directors and named in the attached Proxy Statement; (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2010 fiscal year; (iii) approve an amendment to the Certificate of Incorporation to permit shareholders to call special meetings; and (iv) act upon such other matters as may properly come before the Annual Meeting. The Notice of 2010 Annual Meeting of Shareholders and Proxy Statement contain more information about these proposals.

I encourage each of you to vote your shares through one of the three convenient methods described in the enclosed Proxy Statement, and if your schedule permits, to attend the meeting. Your vote is important, so please act at your first opportunity.

We have elected to furnish proxy materials and our Annual Report to many of our shareholders over the Internet pursuant to Securities and Exchange Commission rules. The Internet availability of our proxy materials affords us an opportunity to reduce costs and to reduce the environmental impact of our Annual Meeting, while providing shareholders the information they need. Beginning on or about March 31, 2010, we mailed to many of our U.S. and Canadian shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote online along with instructions on how to receive a printed copy of the Proxy Statement and Annual Report. All other shareholders received a copy of the Annual Meeting materials by mail or, if specifically requested, through electronic delivery.

If you received your Annual Meeting materials by mail, the Annual Report, Notice of 2010 Annual Meeting of Shareholders, Proxy Statement and Proxy Card are enclosed. Whether or not you plan to attend the Annual Meeting in person, please mark, sign, date and return your Proxy Card in the enclosed postage-paid envelope, or vote via telephone or the Internet, as soon as possible. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting. If you received your Annual Meeting materials via e-mail, the e-mail contains voting instructions and links to the Proxy Statement and Annual Report on the Internet, which are also available at www.medcohealth.com/investor.

Thank you for your confidence and continued interest in Medco.

Sincerely,

David B. Snow, Jr.

Chairman of the Board and

Chief Executive Officer

Medco Health Solutions, Inc.

100 Parsons Pond Drive

Franklin Lakes, New Jersey 07417

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Medco Health Solutions, Inc., a Delaware corporation (the “Company”), will be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656, on May 12, 2010 at 9:00 a.m. Eastern Daylight Time, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1) To elect nine directors nominated to the Board of Directors and named in the attached Proxy Statement, to serve until the 2011 Annual Meeting of Shareholders or until their respective successors shall have been duly elected and qualified;

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2010 fiscal year;

(3) To approve an amendment to the Certificate of Incorporation to permit shareholders to call special meetings; and

(4) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 15, 2010 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. All shareholders are cordially invited to attend the Annual Meeting in person. A list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder, for any purpose germane to the meeting, at the location of the Annual Meeting on May 12, 2010 and during ordinary business hours for ten days prior to the meeting at our headquarters located at 100 Parsons Pond Drive, Franklin Lakes, New Jersey 07417.

Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, if you received your Annual Meeting materials by mail, please mark, sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. You also have the option of voting your shares on the Internet or by telephone. Please visit the website shown on your Notice of Internet Availability of Proxy Materials for the 2010 Annual Meeting (your “Notice”) or Proxy Card to vote via the Internet. You may also use the toll-free telephone number shown at the website address listed on the Notice or on your Proxy Card. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will automatically be revoked, and only your vote at the Annual Meeting will be counted.

The accompanying Proxy Statement and Proxy Card are being distributed or made available via the Internet beginning on or about March 31, 2010 to shareholders entitled to vote.

By Order of the Board of Directors,

Thomas M. Moriarty

General Counsel, Secretary and

Senior Vice President,

Pharmaceutical Strategies and Solutions

Franklin Lakes, New Jersey

March 31, 2010

GENERAL	1
Admission to the Annual Meeting	1
Electronic Access to the Annual Meeting	1
Voting	2
Tabulation of Votes	2
Voting Requirements	3
Proxies	4
Solicitation	5
Householding	5
Electronic Delivery of Future Shareholder Communications	5
Requirements for 2011 Shareholder Proposals or Nominations	5
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING	7
Proposal 1. Election of Directors	7
Proposal 2. Ratification of Independent Registered Public Accounting Firm	11
Proposal 3. Approval of an Amendment to Our Certificate of Incorporation to Permit Holders of 40% of Our Outstanding Shares of Common Stock to Call Special Meetings	12
CORPORATE GOVERNANCE AND RELATED MATTERS	14
Corporate Governance Guidelines	14
Executive Sessions of Directors	15
Board Leadership Structure; Lead Director	15
Director Candidates, Board Composition and Diversity	15
Board and Committee Membership	17
Oversight of Risk Management	21
Director Education	21
Director Independence	21
Compensation Committee Interlocks and Insider Participation	23
Standards of Business Conduct; Code of Conduct	23
Communications to the Board	24
Disclosure Committee	24
Involvement in Certain Legal Proceedings	24
OWNERSHIP OF SECURITIES	25
COMPENSATION DISCUSSION AND ANALYSIS	28
COMPENSATION COMMITTEE REPORT	41
EXECUTIVE COMPENSATION	42
DIRECTOR COMPENSATION	55
AUDIT COMMITTEE REPORT	57
RELATED PARTY TRANSACTIONS	59
OTHER MATTERS	61
Annex 1 – Proposed Amended and Restated Certificate of Incorporation
Annex 2 – Proposed Amended and Restated Bylaws

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished to the shareholders of record of Medco Health Solutions, Inc., a Delaware corporation (the “Company” or “Medco”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, for use at the Annual Meeting of Shareholders to be held on May 12, 2010 (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Eastern Daylight Time at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656. These proxy solicitation materials are first distributed or made available via the Internet to shareholders on or about March 31, 2010.

Admission to the Annual Meeting

Only shareholders of record or beneficial owners of the Company’s common stock (“Common Stock”) may attend the Annual Meeting in person. You will need an admission ticket or proof of ownership to enter the Annual Meeting. An admission ticket is attached to your Proxy Card if you hold shares directly in your name as a shareholder of record. If you received a Notice of Internet Availability of Proxy Materials (a “Notice”), your Notice is your admission ticket. If you plan to attend the Annual Meeting, please vote your proxy, but keep the admission ticket and bring it with you to the Annual Meeting.

If your shares are held beneficially in the name of a broker, bank or other holder of record, you must present proof of your ownership of Common Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. Please note that if you plan to attend the Annual Meeting in person and would like to vote there, you will need to bring a legal proxy from your broker, bank or other holder of record as explained below. If your shares are held beneficially and you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Common Stock, to:

Investor Relations Department

Medco Health Solutions, Inc.

100 Parsons Pond Drive, Mail Stop F3-3

Franklin Lakes, New Jersey 07417

Shareholders also must present a form of photo identification, such as a driver’s license, in order to be admitted to the Annual Meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting.

Electronic Access to the Annual Meeting

You may listen to the Annual Meeting via the Internet through the Investor Relations link on the Company’s website at www.medcohealth.com/investor. Please go to the Company’s website early to register and download any necessary audio software. If you miss the Annual Meeting, you can listen to an audio replay of the webcast at www.medcohealth.com/investor until on or about May 12, 2011. You do not need to attend the Annual Meeting to vote if you submit your proxy in advance of the Annual Meeting.

Voting

Shareholders may vote using any of the following methods:

By telephone or on the Internet

You can vote by calling the toll-free telephone number on your Proxy Card or Notice. Please have your Proxy Card or Notice handy when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.proxyvote.com. Please have your Proxy Card or Notice handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on May 11, 2010. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not need to return your Proxy Card.

By mail

If you received your Annual Meeting materials by mail, you may complete, sign and date the Proxy Card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote the shares represented by that proxy as recommended by the Board of Directors.

In person at the Annual Meeting

All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Tabulation of Votes

The specific proposals to be considered and acted upon at the Annual Meeting are listed in the accompanying Notice of 2010 Annual Meeting of Shareholders and are described in more detail in this Proxy Statement. As of March 15, 2010, the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 459,383,826 shares of Common Stock, par value $0.01, were issued and outstanding. No shares of the Company’s preferred stock, par value $0.01 (the “Preferred Stock”), were outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder on March 15, 2010.

The presence in person or by proxy of the holders of one-third of the outstanding shares of stock entitled to vote on a matter at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. The inspectors of election appointed for the meeting will separately tabulate all affirmative and negative votes, abstentions and “broker non-votes.” Abstentions and “broker non-votes” are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Under New York Stock Exchange (“NYSE”) rules, a broker-dealer that is a member of the NYSE (as well as the many banks and other organizations that follow the NYSE voting rules for member brokers) and that holds shares in “street name” for a customer (the beneficial owner of those shares) has the authority to vote those shares in its discretion on certain “routine” items if the broker does not receive instructions from the customer at least 10 days before the Annual Meeting. By contrast, an NYSE member broker (or any bank or other organization that follows the NYSE voting rules for member brokers) is not permitted to vote on any item classified by the NYSE as “non-routine” without customer instructions. A “broker non-vote” occurs when a broker (or a bank or other organization that follows the NYSE voting rules for member brokers) holding shares for a customer who is the beneficial owner does not vote those shares on a “non-routine” item because the broker (or other holder) does not have discretionary voting power under applicable NYSE rules to vote without instruction on that item, and has not received voting instructions from its customer.

If you hold shares of Medco stock through a broker, bank or other organization with custody of your shares, follow the voting instructions you receive from that organization.

Voting Requirements

Following are the votes required to approve each matter to be considered by shareholders at the Annual Meeting:

Election of Directors. Each director must be elected by a majority of the votes cast by the shareholders represented in person or by proxy at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with abstentions and broker non-votes not counted as a vote cast with respect to that director). If you are a beneficial owner, your broker (or other holder of record) is not permitted under NYSE rules to vote your shares on the election of directors. Please note that this is a change from prior years’ annual meetings, because these rules were changed in 2009 to treat uncontested elections of directors as “non-routine” rather than “routine.” As a result of this change, brokers (and the many banks and other record holders of “street name” shares that follow the applicable NYSE voting rules for member brokers) no longer have discretionary voting power with respect to director elections unless they have customer voting instructions. This means that, without your voting instructions on this matter, a broker non-vote will occur because your broker (or bank or other custodian) does not have the power to vote your shares on the election of directors. Please also note that there is another change this year—for the first time, all directors serving on the Board are standing for election, because, as explained on page 7 of this Proxy Statement, this is the final year of the phase-in of our Board’s de-classification. As a result, it is more important than ever that you return voting instructions relating to the election of directors to your broker, bank or other custodian.

Ratification of the Company’s Independent Registered Public Accounting Firm. The affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the proposal ratifying the selection of our independent registered public accounting firm. In this matter, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If you are a beneficial owner, your broker (or bank or other custodian) is permitted under NYSE rules to vote your shares on this matter, even if it has not received voting instructions from you.

Approval of Amendment to Certificate of Incorporation to Permit Shareholders to Call Special Meetings. The affirmative vote of a majority of our outstanding shares of Common Stock is required to approve the amendment to our Certificate of Incorporation permitting holders of 40% of our outstanding shares of Common Stock to call special meetings. In this matter, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If you are a beneficial owner, your broker (or bank or other custodian) is permitted under NYSE rules to vote your shares on this matter in its discretion, even if it has not received voting instructions from you.

There are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If you have returned your signed and completed Proxy Card and other matters are properly presented for voting at the Annual Meeting, the Proxy Committee appointed by the Board of Directors (the persons named in your Proxy Card if you are a shareholder of record) will have the discretion to vote on those matters for you.

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their Proxy Cards. All comments received are then forwarded to the Company’s management.

Representatives of IVS Associates, Inc. will tabulate the votes and act as inspectors of election.

Proxies

If the enclosed Proxy Card is properly signed and returned, then the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. Unless contrary instructions are indicated, all shares represented by valid proxies at the Annual Meeting will be voted as follows:

(i)	FOR the election of the nine nominees nominated to the Board of Directors and named in this Proxy Statement, to serve until the 2011 Annual Meeting of Shareholders or until their respective successors shall have been duly elected and qualified;

(ii)	FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year; and

(iii)	FOR the approval of an amendment to the Certificate of Incorporation to permit shareholders to call special meetings; and

(iv)	Otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

As a holder of record of our Common Stock, you may revoke or change your proxy at any time before the Annual Meeting by filing a notice of revocation or another signed Proxy Card dated with a later date with the Secretary of the Company, at the Company’s principal executive offices at 100 Parsons Pond Drive, Franklin Lakes, New Jersey 07417. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you are a beneficial holder of our Common Stock, you should follow the voting directions you will receive—along with Medco’s proxy solicitation materials—from your broker, bank or other custodian. As previously noted, you will need a legal proxy from your broker, bank or other custodian if you prefer to cast your vote in person at the Annual Meeting.

Participants in the Medco Health Solutions, Inc. 401(k) Savings Plan will receive separate voting instruction cards covering their shares held in the plan. The plan trustee will not vote shares for which no voting instructions are received from plan participants. Shares purchased through a Medco Health Solutions, Inc. employee stock purchase plan, including the employee stock purchase program previously maintained for employees of Accredo Health, Incorporated (“Accredo”) under the Accredo Health, Incorporated 2002 Long-Term Incentive Plan (the “Accredo Plan”), are held in brokerage accounts and are treated the same as other beneficially owned shares.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card, the Notice and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation in person, by telephone or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. The Company has engaged Georgeson Inc. to monitor the voting results for a fee not to exceed $2,500 plus expenses.

Householding

The Company has adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, beneficial shareholders who have the same address and last name and who do not participate in electronic delivery or Internet access of proxy materials will receive only one copy of the Company’s Annual Report and Proxy Statement unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. This procedure is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources. Each shareholder who participates in householding will continue to receive a separate Proxy Card or Notice. Your consent to householding is perpetual unless you withhold or revoke it. You may revoke your consent at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, Inc. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of your response, after which you will receive an individual copy of the proxy materials.

Electronic Delivery of Future Shareholder Communications

If you receive your Annual Meeting materials by mail, we strongly encourage you to conserve natural resources and reduce the Company’s printing and processing costs by signing up to receive your shareholder communications via e-mail or over the Internet. If you consent, you will receive a notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a shareholder of record, you may sign up for the service by logging onto the Internet at www.proxyvote.com. Please have your Proxy Card handy when you go online. If you hold your shares through a broker, bank or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you have questions about electronic delivery, please call our Investor Relations department at (201) 269-4279.

Requirements for 2011 Shareholder Proposals or Nominations

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our 2011 Proxy Statement. These shareholder proposals must be submitted, along with proof of ownership of our Common Stock in accordance with Rule 14a-8(b)(2), to Medco Health Solutions, Inc., 100 Parsons Pond Drive, Mail Stop F3-16, Franklin Lakes, New Jersey 07417, Attention: Corporate Secretary. Failure to deliver a proposal by these means may result in it not being deemed timely received. We must receive all submissions no later than November 29, 2010.

Alternatively, if a shareholder does not want to submit a proposal for the 2011 Annual Meeting for inclusion in our Proxy Statement under Rule 14a-8, certain procedures are provided that a shareholder must follow under our Amended and Restated Bylaws to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary at our principal executive offices listed above. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2011 Annual Meeting not earlier than the close of business at 5:00 p.m. (Eastern Standard Time) on January 12, 2011 and not later than February 11, 2011. In the event that the date of the 2011 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2010 Annual Meeting, the notice must be delivered to the Corporate Secretary not earlier than the 120th day prior to the 2011 Annual Meeting and not later than the later of (i) the 90th day prior to the 2011 Annual Meeting or (ii) the tenth calendar day following the day on which public announcement of the date of such meeting is first made by the Company. For any other meeting, the nomination or item of business must be received by the tenth calendar day following the date of public announcement of the date of such meeting.

The shareholder’s submission must be made by a registered shareholder on his or her behalf or on behalf of the beneficial owner of the shares, and must include information specified in our Amended and Restated Bylaws concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of our Common Stock. We will not entertain any proposals or nominations at the 2011 Annual Meeting that do not meet these requirements. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, which among other things require him to represent in writing to the Company that he intends to deliver a proxy statement and card to a specified percentage of the Company’s shares, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination. The Company’s Amended and Restated Bylaws are available on the Company’s website at www.medcohealth.com/investor or you can call our Investor Relations department at (201) 269-4279.

We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of the above deadlines to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws and the Company’s Amended and Restated Bylaws. The Corporate Secretary can be reached at Medco Health Solutions, Inc., 100 Parsons Pond Drive, Mail Stop F3-16, Franklin Lakes, New Jersey 07417, Attention: Corporate Secretary. Submitting a shareholder proposal does not guarantee that we will include it in our Proxy Statement. The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 1. Election of Directors

General

Nine members of our Board are standing for re-election, to hold office until the next Annual Meeting of Shareholders. In January 2008, the Board approved an amendment to the Company’s Amended and Restated Bylaws, which changed the vote standard for the election of directors in uncontested elections from a plurality standard to a majority of votes cast standard. As a result, each director must be elected by a majority of the votes cast by the shareholders represented in person or by proxy at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with abstentions and broker non-votes not counted as a vote cast with respect to that director). In a contested election for Director (an election in which the number of nominees for election as director is greater than the number of Directors to be elected), the vote standard would be a plurality of votes cast.

In accordance with our Corporate Governance Guidelines, the Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at a meeting in which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their appointment to the Board.

If an incumbent director fails to receive the required vote for re-election and submits his or her resignation to the Board, then the Corporate Governance and Nominating Committee will submit a recommendation to the Board as to whether to accept the director’s resignation. The Board will act on the Committee’s recommendation, considering any and all factors it deems relevant, and publicly disclose its determination within 90 days following certification of the shareholder vote. The Board may decide to extend the 90-day period in certain circumstances for an additional 90 days upon determining that such an extension is in the best interests of the Company and its stockholders.

Prior to this 2010 Annual Meeting of Shareholders, the Company had a classified Board of Directors consisting of three classes of directors with staggered three-year terms, each class consisting, as nearly as possible, of one-third of the total number of directors. In 2007, the Board of Directors voted in favor of de-classifying the Company’s Board of Directors over a three-year period, and the Company’s shareholders ratified this action, resulting in annual elections of the Company’s directors beginning at this 2010 Annual Meeting of Shareholders.

Each nominee elected as a director will continue in office until the earlier of the next Annual Meeting of Shareholders, his or her successor having been duly elected and qualified, or his or her death, resignation or removal.

The nine nominees for election to the Board in 2010 have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, then the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board of Directors. The Proxy Committee appointed by the Board intends to vote the proxy (if you are a shareholder of record) FOR the election of each of these nominees, unless you indicate otherwise on the Proxy Card.

The principal occupation and certain other information about the nominees is set forth on the following pages.

Nominees for Director

Howard W. Barker, Jr., CPA, 63, was employed by KPMG LLP from July 1972 and served as a partner of KPMG LLP from 1982 until his retirement in September 2002. Mr. Barker is currently a director of the following public companies: priceline.com Incorporated since 2003 (Chairman of the Audit Committee; Nominating and Corporate Governance Committee) and Chiquita Brands International, Inc. since 2007 (Chairman of the Audit Committee). In addition, Mr. Barker is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Barker has served as a director of the Company since August 2003, and is currently Chairman of the Audit Committee, as well as a member of the Compensation Committee and the Mergers and Acquisitions Committee. In considering Mr. Barker for director of the Company, the Board considered his extensive financial background and financial reporting expertise, his service as an audit partner at a multinational professional service firm and his financial leadership roles on other boards on which he serves.

John L. Cassis, 61, has served since 1994 as a partner of Cross Atlantic Partners, Inc., a healthcare and life sciences venture capital firm. Mr. Cassis was formerly a director of Salomon Brothers Venture Capital, which he joined in 1986 and headed from 1990 to 1994. Prior to Salomon Brothers Venture Capital, Mr. Cassis was a managing director of Ardshiel Associates, Inc., a merchant bank, as well as a founder of J&J Development Corporation, the venture capital arm of Johnson & Johnson. He previously has served on the boards of many public and private companies and currently holds directorships at Medivance, Inc., LifeMed Media, Inc., BioMedical Enterprises, Inc., and IntegriChain, Inc. Mr. Cassis has also served on the board of another public company, Nutrition 21 Inc. from 2005 to 2009, within the last five years. Mr. Cassis has served as a director of the Company since August 2003, and is currently Chairman of the Compensation Committee, as well as a member of the Audit Committee and the Mergers and Acquisitions Committee. In considering Mr. Cassis for director of the Company, the Board considered Mr. Cassis’ significant experience in the healthcare industry, as well as his financial background and extensive experience as a director on other boards.

Michael Goldstein, CPA, 68, was employed by Ernst & Young (and its predecessor firms) from 1963 to 1979, including six years as an audit partner. Mr. Goldstein served as Chairman of the Toys “R” Us Children’s Fund from 2001 until 2006. Mr. Goldstein was Chairman of Toys “R” Us, Inc. from 1998 to 2001, Chief Executive Officer from 1999 to 2000, Vice Chairman and Chief Executive Officer from 1994 to 1998 and Chief Financial Officer from 1983 to 1994. Mr. Goldstein is currently a director of the following public companies: Charming Shoppes, Inc. since 2008 (Chairman of the Compensation Committee; Nominating and Governance Committee); Martha Stewart Omnimedia, Inc. since 2004 (Lead Director; Audit Committee; Compensation Committee); Pacific Sunwear of California, Inc. since 2004 (Chairman of the Audit Committee); and 4 Kids Entertainment, Inc. since 2003 (Chairman of the Audit Committee; Compensation Committee; Nominating and Governance Committee). Mr. Goldstein is also a director of various private companies and not-for-profit charitable organizations. He has also served on the boards of the following public companies within the last five years: Bear Stearns & Co. from 2007 to 2008; Finlay Enterprises, Inc. from 1999 to 2006; and United Retail Group from 1999 to 2007. Mr. Goldstein has served as a director of the Company since 2003, and is currently the Lead Director, Chairman of the Corporate Governance and Nominating Committee and a member of the Audit Committee and the Mergers and Acquisitions Committee. In considering Mr. Goldstein for director of the Company, the Board considered his experience and governance leadership roles on the boards of various other public companies, as well as his extensive background in finance, both as an audit partner and then as a finance executive and chief executive officer at a large public corporation.

Charles M. Lillis, Ph.D., 68, is a co-founder and principal of LoneTree Capital Management LLC, a private equity investing group formed in 2000. He is also co-founder and Managing Partner of Castle Pines Capital LLC, which was formed in 2004 and provides channel financing solutions to resellers in the technology industry. Previously Mr. Lillis served as Chairman of the Board of Directors and Chief Executive Officer of MediaOne Group, Inc. from its inception in 1995 through its acquisition by AT&T Corp., which was completed in 2000. Mr. Lillis is currently a director of the following public companies: SUPERVALU Inc. since 1995 (Executive Personnel and Compensation Committee; Finance Committee). He has also served on the boards of the following public companies within the last five years: Charter Communications, from 2003 to 2005; Washington Mutual, Inc. from 2005 to 2009; and The Williams Companies Inc. from 2000 to 2009. Mr. Lillis has served as a director of the Company since January 2005, and is currently a member of the Compensation Committee and the Mergers and Acquisitions Committee. In considering Mr. Lillis for director of the Company, the Board considered his experiences on the boards of various other public companies, his prior role as chief executive officer at a large public corporation and his extensive transactional experience.

Myrtle S. Potter, 51, founded Myrtle Potter and Company, LLC in 2005, a private consulting firm where she serves as an advisor specializing in corporate strategy, corporate governance and the U.S. and global healthcare sectors. Since 2006, Ms. Potter has also been Chief Executive Officer of Chapman Properties, Inc., which is part of a group of real estate sales, financing and development companies owned by Ms. Potter. In 2009, Ms. Potter formed Myrtle Potter Media, Inc., a consumer healthcare company. Previously, Ms. Potter served at Genentech, Inc. as President, Commercial Operations from 2004 to 2005, and as Executive Vice President, Commercial Operations and Chief Operating Officer, from 2000 to 2004. Ms. Potter is also a director of various private companies. She has also served on the boards of the following public companies within the last five years: Amazon.com from 2004 to 2009; ev3 Inc. from 2007 to 2008; and FoxHollow Technologies, Inc. from 2005 to 2007. Ms. Potter has served as a director of the Company since December 2007, and is currently a member of the Compensation Committee and the Public Policy Committee. In considering Ms. Potter for director of the Company, the Board considered her experience as a healthcare consultant and advisor specializing in corporate strategy and product development through her private consulting firm and her significant experience in senior executive roles within the healthcare industry.

William L. Roper, MD, MPH, 61, has served as Dean of the School of Medicine and Vice Chancellor for Medical Affairs of the University of North Carolina (“UNC”) at Chapel Hill, and as Chief Executive Officer of the UNC Health Care System, all since 2004. In addition, he has served as a Professor of Pediatrics and Social Medicine in the School of Medicine and Professor of Health Policy and Administration in the UNC School of Public Health. Before joining UNC in 1997, Dr. Roper served as Senior Vice President of Prudential Health Care and in other roles from 1993 to 1997. He also served as director of the Centers for Disease Control and Prevention from 1990 to 1993, on the senior White House staff in 1989 and 1990 and as the administrator of CMS from 1986 to 1989. Dr. Roper is a member of the American Academy of Pediatrics and the American Medical Association. Dr. Roper has been a director of Davita, Inc. since 2001 (Nominating and Governance Committee; Public Policy Committee; Chairman of the Compliance Committee; Chairman of the Clinical Performance Committee). He is also currently Chairman of the Board of Directors of the National Quality Forum, a private, not-for-profit, public benefit corporation established to standardize health-care quality measurement and reporting. He has also served on the board of another public company, Delhaize Group from 2003 to 2008, within the last five years. Dr. Roper has served as a director of the Company since December 2007, and is currently Chairman of the Public Policy Committee and a member of the Corporate Governance and Nominating Committee. In considering Dr. Roper for director of the Company, the Board considered his knowledge and extensive relationships within the healthcare industry, as well as his accomplishments and reputation in the academic, political and business communities.

David B. Snow, Jr., 55, has served as Chief Executive Officer and as a director of the Company since March 2003. Mr. Snow was appointed Chairman of the Company’s Board of Directors in June 2003 and also served as the Company’s President from 2003 to 2006. Prior to joining the Company, Mr. Snow served as President and Chief Operating Officer at WellChoice, Inc. (formerly Empire BlueCross BlueShield) where he held the position of Executive Vice President and Chief Operating Officer beginning in 1999, and then held the position of President and Chief Operating Officer from 2001 through 2003. From 1993 to 1998, Mr. Snow was an Executive Vice President of Oxford Health Plans, a health maintenance organization, and was responsible for marketing, medical delivery systems, medical management and government programs. Mr. Snow has served in executive leadership roles for a number of other healthcare companies throughout his career, including American International Healthcare, Inc. and US HealthCare, Inc. He also co-founded and served as President and CEO of Managed Healthcare Systems, Inc., which was later renamed AmeriChoice. Mr. Snow is currently a director of another public company, Pitney Bowes Inc., and has been a director since 2006 (Compensation Committee; Technology Committee). Mr. Snow is also a director of various private companies and not-for-profit charitable organizations. In considering Mr. Snow for director of the Company, the Board considered Mr. Snow’s extensive background in all aspects of the healthcare industry in various senior management capacities, and his service as Chief Executive Officer of the Company. For a more thorough discussion of Mr. Snow’s performance, see page 35 of this Proxy Statement.

David D. Stevens, 56, was employed in various capacities (including Senior Vice President of the holding company, Vice President of the hospital entity and President of the for-profit entities) at Le Bonheur Health Systems, Inc. and its wholly owned subsidiaries from 1979 until 1996. In May 1996, Mr. Stevens led a management buyout of Accredo Health, Inc., a leading provider of specialty pharmacy services to patients and payors, which in 1999 became a publicly traded company. Mr. Stevens served as Chief Executive Officer of Accredo from the time of the Company’s acquisition of the company in 2005 until 2006, and then as Chairman of Accredo’s primary operating subsidiary from March 2006 until August 2006, at which time he became a private investor working with private equity firms in the investment in, and operation of, healthcare service companies. Mr. Stevens is also a director of various private companies and not-for-profit charitable organizations including Chairman of the Board for Le Bonheur Children’s Medical Center Foundation, Inc., member of the board of Methodist Le Bonheur Healthcare, Inc. and member of the board of the University of Tennessee Research Foundation. Mr. Stevens is currently a director of the following public companies: Thomas & Betts Corporation since 2004 (Chairman of the Audit Committee; Nominating and Governance Committee) and Wright Medical Group, Inc. since 2004 (Chairman of the Board; Compensation Committee). Mr. Stevens has served as a director of the Company since May 2006, and is currently a member of the Audit Committee, the Mergers and Acquisitions Committee and the Public Policy Committee. In considering Mr. Stevens for director of the Company, the Board considered his extensive experience as a financial turnaround specialist, his start-up of a number of successful private entities and his experience as chief executive officer of a significant business acquired by the Company.

Blenda J. Wilson, Ph.D., 69, has a background in higher education, philanthropy and healthcare. Her higher education experience includes the following: Assistant Provost and Assistant to the President of Rutgers University (N.J.) from 1969 to 1972; Senior Associate Dean of the Graduate School of Education at Harvard University from 1972-1982; Executive Director of the Colorado Commission on Higher Education and member of the Governor’s Cabinet from 1984-1988; Chancellor of the University of Michigan-Dearborn, 1998-1992; President of California State University, Northridge, 1992-1999; and Acting President of Cedar Crest College, 2007-2008. From 1999 to 2006, Dr. Wilson served as the inaugural President of the Nellie Mae Education Foundation. Dr. Wilson’s involvement in healthcare and health policy includes sixteen years (1982-1998) as a Director of the Commonwealth Fund, a research and grant making foundation which promotes an improved healthcare system. Dr. Wilson has also served on numerous boards of not-for-profit organizations involved in education and/or the advancement of women. Dr. Wilson was previously a Director of Union Bank of California (1993-1999) and of the Federal Reserve Bank of Boston (2003-2006), serving as Chair of the Board in 2006. She is currently Chair of the Board of HERS, a professional development organization for women administrators in higher education and serves on the Trusteeship committee of the boards of Cedar Crest College and Union Theological Seminary. Dr. Wilson has served as a director of the Company since 2003 and is currently a member of the Corporate Governance and Nominating Committee and the Public Policy Committee. In considering Dr. Wilson for director of the Company, the Board considered her background as a leader of large public universities, as a director of several hospital systems and of a health policy research foundation and her governance and leadership roles on a public company board, the Federal Reserve Bank of Boston and numerous not-for-profit organizations.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of the nine nominees listed above as directors. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the election of the nine nominees listed above as directors.

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the Company during the fiscal year ending December 25, 2010 (the “2010 fiscal year”), and is recommending that the shareholders ratify this appointment. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 2002 and is considered by management to be well qualified. Although shareholder ratification is not required by the Company’s organizational documents, and current laws, rules and regulations require the Company’s independent registered public accounting firm to be engaged and supervised by the Audit Committee, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for ratification by shareholders as a matter of good corporate practice.

In the event that shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions at the Annual Meeting.

Pre-Approval Policy for Services of the Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence. On an annual basis, the Audit Committee reviews and provides pre-approval for all audit and audit-related services, although there are certain types of non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee if these types are included in a category of such services already approved by the Audit Committee. If a type of service to be provided by the independent registered public accounting firm has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

Fees Billed to the Company by PricewaterhouseCoopers LLP for Services Rendered during the 2009 and 2008 Fiscal Years

Audit Fees

PricewaterhouseCoopers LLP’s fees for professional services for fiscal years 2009 and 2008 related to the audits of annual financial statements and the effectiveness of internal control over financial reporting, reviews of quarterly financial statements and SEC filings, including registration statements pertaining to the issuance of debt, and statutory audits approximated $1,892,000 in 2009 and $2,303,000 in 2008.

Audit-Related Fees

Fees for audit-related services for fiscal year 2009 and fiscal year 2008, related to SAS 70 reports, were approximately $226,000 and $264,000, respectively.

Tax Fees

There were no fees for tax services billed to the Company by PricewaterhouseCoopers LLP for services rendered during fiscal year 2009. Fees for tax services for fiscal year 2008, primarily related to the preparation of federal and state tax returns, were approximately $185,000.

All Other Fees

Fees for other services for both fiscal year 2009 and 2008 related to technology license fees of approximately $2,000.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the 2010 fiscal year. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the ratification of PricewaterhouseCoopers LLP.

Proposal 3. Approval of an Amendment to Our Certificate of Incorporation to Permit Holders of 40% of Our Outstanding Shares of Common Stock to Call Special Meetings

After due consideration, and upon the recommendation of our Corporate Governance and Nominating Committee, our Board has determined that it is consistent with best corporate governance practices and in the best interests of shareholders to amend our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Amended and Restated Bylaws (our “Bylaws”) to permit holders of record of not less than 40% of the outstanding shares of the Common Stock to require the calling of a special meeting, subject to certain requirements and limitations. Our Board believes that 40% is an appropriate level for allowing shareholders to call special meetings, in that it would ensure that the topic of any special meeting would be important to a substantial portion of our shareholders (even if not a majority).

Article EIGHTH of our Certificate of Incorporation currently provides that, as a general matter, special meetings of stockholders may be called only by the Chairman of the Board of Directors, the President, the Chief Executive Officer of the Corporation or a majority of the Board of Directors, and expressly states that any power of stockholders to call a special meeting is specifically denied. Our Board has unanimously approved, and recommends that our shareholders approve, the amendment and restatement of our Certificate of Incorporation to permit holders of record of not less than 40% of the outstanding shares of the Common Stock to require the calling of a special meeting, solely to the extent permitted by the Company’s Bylaws (which would also be amended and restated, as described below). The proposed amendments to the Certificate of Incorporation provide that a special meeting shall be called for a date not less than 90 nor more than 100 calendar days after the receipt by the Company of a valid request by holders of the requisite number of shares.

In addition, our Board has approved amendments to our Bylaws that would establish the procedures by which shareholders may request that the Secretary call a special meeting. The amended Bylaws would impose certain procedural requirements on shareholders requesting such a meeting (including the provision of the same information required for shareholder proposals at annual meetings under the Company’s existing advance notice bylaw provisions). The amended Bylaws would also include exceptions designed to prevent duplicative and unnecessary meetings including:

•	if the proposal in the request is not a proper subject for shareholder action under applicable law;

•	if the request is received in the 90 days prior to the anniversary of the prior annual meeting of shareholders;

•	if a substantially similar item, other than the election of directors, was presented at a meeting of shareholders held within the prior 12 months; or

•

if a substantially similar item has been included in our notice as an item of business to be brought before a shareholder meeting that has been called but not yet held or that is or will be scheduled to be held within 120 days of the receipt of the request.

The Bylaw amendments would also make certain other updating and clarifying changes. These Bylaw amendments have been approved by the Board, but their effectiveness is conditioned upon, and would take effect concurrently with, the effectiveness of the related amendments to the Certificate of Incorporation pursuant to a majority shareholder vote on this Proposal 3. If this Proposal 3 is not approved by the affirmative vote of a majority of our outstanding shares of Common Stock, neither the proposed amendments to the Certificate of Incorporation nor the related amendments to the Bylaws will take effect.

A copy of our amended Certificate of Incorporation showing the changes that would result from the proposed amendments is attached to this Proxy Statement as Annex 1, with deletions indicated by strikeouts and additions indicated by underlining. A copy of our amended Bylaws, which would take effect only upon the effectiveness of the related amendments to the Certificate of Incorporation, is attached to this Proxy Statement as Annex 2, with deletions indicated by strikeouts and additions indicated by underlining.

If the amendments to our Certificate of Incorporation are approved, then the amendments will become effective upon filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing would be made promptly after this Annual Meeting. The amended Bylaws would become effective concurrently.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the proposal to approve the amendment to our Certificate of Incorporation to permit holders of 40% of our outstanding shares of common stock to call special meetings. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR this management proposal.

CORPORATE GOVERNANCE AND RELATED MATTERS

The Company strives to maintain the highest standards of corporate governance and ethical conduct. Maintaining full compliance with the laws, rules and regulations that govern our business, and reporting results with accuracy and transparency, are critical to those efforts. The Company monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. The Company also reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules and requirements of the SEC and the NYSE. The Company implements other corporate governance practices that it believes are in the best interests of the Company and its shareholders. The charters of each of the Audit, Compensation and Corporate Governance and Nominating Committees conform with the applicable NYSE listing standards, and each committee periodically reviews its charter, as regulatory developments and business circumstances warrant. Each of the committees from time to time considers revisions to their respective charters to reflect evolving best practices.

The Company’s Corporate Governance Guidelines, Standards of Business Conduct, Code of Conduct and the charters for the Audit, Compensation and Corporate Governance and Nominating Committees, are available on the Company’s website at www.medcohealth.com/investor. Shareholders may also obtain copies of these documents by sending a written request to Medco Health Solutions, Inc., 100 Parsons Pond Drive, Mail Stop F3-3, Franklin Lakes, New Jersey 07417, Attention: Investor Relations.

Corporate Governance Guidelines

The Board of Directors has adopted a set of Corporate Governance Guidelines. The Corporate Governance and Nominating Committee is responsible for overseeing the Corporate Governance Guidelines and reviews them at least annually and makes recommendations to the Board of Directors concerning corporate governance matters. The Board may amend, waive, suspend, or repeal any of the Guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board’s judgment or fiduciary duties. We have posted the Corporate Governance Guidelines under “Corporate Governance” in the “Investors” section of the Company’s website at www.medcohealth.com/investor and they are also available upon request, free of charge, from Investor Relations, Medco Health Solutions, Inc., 100 Parsons Pond Drive, Mail Stop F3-3, Franklin Lakes, New Jersey 07417. Among other matters, the Corporate Governance Guidelines include the following items concerning the Board:

•	The Board believes that at least 75% of the Board of Directors should consist of independent directors (as defined by the SEC and the NYSE);

•	Directors are required to offer their resignation upon a substantial change in principal occupation or business association;

•	Directors are required to submit advance, contingent, irrevocable resignations that the Board of Directors may accept if they as nominees fail to receive a majority vote for his or her election;

•

Management, working with the Board of Directors, will provide an orientation process for new directors, including background material on the Company, its business plan, risk profile and compliance program, and meetings with senior management;

•	Attendance at third party director education programs and symposia is encouraged;

•	The Board of Directors does not believe it should establish term limits, nor does it believe that it should establish a mandatory retirement age for directors;

•

Directors who also serve as chief executive officers or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board of Directors and directors who do not have full-time employment at any other company should not serve on more than five boards of public companies in addition to the Company’s Board of Directors;

•	The Chief Executive Officer reports at least annually to the Board on succession planning and management development;

•	The Board evaluates the performance of the Chief Executive Officer and other senior management personnel at least annually; and

•	The Board, acting through the Corporate Governance and Nominating Committee, manages a process whereby the Board and its members are subject to annual evaluation and self-assessment.

Executive Sessions of Directors

Agendas for meetings of the Board of Directors include regularly scheduled executive sessions for the independent directors to meet without management present; the Board’s Lead Director leads those sessions. Board members have access to all of our employees outside of Board meetings, and the Board encourages each director to visit different Company sites and events on a regular basis and meet with local management at those sites and events. The Board of Directors held twelve executive sessions during the 2009 fiscal year, including six without any members of management present.

Board Leadership Structure; Lead Director

The Company’s Corporate Governance Guidelines allow the positions of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) “to be filled by one individual or by two different individuals.” The roles of Chairman and CEO of the Company are currently held by the same person, David B. Snow, Jr., and have been held by Mr. Snow since 2003. The Board of Directors believes that its current practice of combining the roles of Chairman and CEO provides the most efficient and effective leadership model for the Company at this time. Many elements of the Board’s governance structure as discussed throughout this Proxy Statement ensure a strong and independent Board.

As noted above, the Board of Directors has an independent director designated as the Lead Director. The general authority and responsibilities of the Lead Director include presiding at all meetings of the Board of Directors when the Chairman is not present; serving as a liaison between the Chairman and the independent directors; approving the information, agenda and meeting schedules sent to the Board of Directors; calling meetings of the independent directors; and being available for consultation and communication with shareholders. The Company’s Corporate Governance Guidelines provide that in the event an independent director is serving as non-executive Chairman of the Board of Directors, the Board may elect to dispense with the position of Lead Director. Michael Goldstein is currently the Company’s Lead Director.

The Board of Directors believes that the usage of a Lead Director and the requirement in the Company’s Corporate Governance Guidelines that at least 75% of the Board should consist of independent directors, together with its overall governance structure, provides the appropriate balance between the need for consistent strategic direction that is based on ongoing responsibility for the business and the need for objectivity and independence. The Board does not believe that separating these two positions is necessary to ensure that the Board provides effective and independent oversight of management.

Director Candidates, Board Composition and Diversity

The Corporate Governance and Nominating Committee of the Board of Directors identifies, evaluates and recommends director candidates to the Board. The Corporate Governance and Nominating Committee seeks highly qualified candidates from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Candidates should have experience in positions with a high degree of responsibility and should be or have been leaders in the companies or institutions with which they are or were affiliated. Board members are selected based upon contributions they can make to the Board and management, and their ability to represent the interests of the Company’s shareholders, as well as the need to assure that at least 75% of the Board is composed of “independent” directors as defined under applicable SEC and NYSE requirements (see below). With respect to the overall composition of the Board, the Company’s Corporate Governance Guidelines state that the composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

The Corporate Governance and Nominating Committee does not impose any specific minimum qualifications on Board nominees, but instead considers the following criteria, as set forth in the Company’s Corporate Governance Guidelines:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•

The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Diversity of viewpoints, background, experience and other demographics.

In evaluating the candidates that are being nominated for re-election to the Board of Directors, the Corporate Governance and Nominating Committee considered the breadth of experience each of these individuals has gained from having served on the boards of other public companies, including the service of certain of our directors on the boards of companies that are or were under significant financial distress during the recent recession. The Corporate Governance and Nominating Committee believes that there is considerable value to the Company in having directors with a broad range of experiences on the Board, and those experiences as an outside director in fact have enhanced the individual candidates’ awareness and understanding of the importance of effective board oversight of risk management processes during periods of economic and financial crisis. This Committee specifically considered whether the difficulties affecting these other companies, and the role of the relevant directors during their tenure on the boards of these companies, would be a distraction to the Company or the Board, and concluded that each of these directors has been—and will continue to be—a valued member of the Board who will continue to contribute to the success of our business, and therefore should be nominated for re-election.

The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders. Any shareholder of the Company may recommend a director candidate for consideration by the Corporate Governance and Nominating Committee. A shareholder may make recommendations at any time, but recommendations for consideration as nominees at an annual meeting of shareholders must be made in accordance with the procedures required under our Amended and Restated Bylaws and as described in this Proxy Statement under the heading “Requirements for 2011 Shareholder Proposals or Nominations.” The written notice must demonstrate that it is being submitted by a shareholder of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information, as well as the candidate’s signed consent to serve as a director if elected and other information as set forth in the Amended and Restated Bylaws.

The Corporate Governance and Nominating Committee will evaluate shareholder-recommended candidates in the same manner as other candidates, using the criteria discussed above. Upon receipt of a shareholder communication identifying a director candidate, the Committee will initially determine the need for additional or replacement Board members and evaluate the shareholder-proposed director candidate under the criteria described above based on the information it receives with the recommendation (or otherwise possesses), which may be supplemented by additional inquires. The Corporate Governance and Nominating Committee may engage third parties to assist in the search for director candidates or to assist in gathering information regarding a candidate’s background and experience.

The Board does not have a formal written policy focusing solely on diversity in identifying qualified director nominees. However, as discussed above, the Company’s Corporate Governance Guidelines require that the Board (based on the recommendation of the Corporate Governance and Nominating Committee) select new nominees for the position of independent director based on a number of elements, including “diversity of viewpoints, background, experience and other demographics.” The Board values and views diversity among directors in the broadest possible terms, recognizing the benefits to the Company and its shareholders of differences in perspective, professional experience, education, skills, race, gender, ethnicity, country of origin, as well as intangible individual qualities and attributes. In short, the Board believes—as reflected in the Company’s Corporate Governance Guidelines—that an effective and well-assembled board of directors necessarily consists of a diverse combination of individuals who together bring a variety of complementary skills to bear on helping the Board as a whole fulfill its duties to the Company and its shareholders. As reflected in its charter, the Corporate Governance and Nominating Committee considers whether this core value of diversity is implemented each year in the director nomination process, through the annual peer evaluation and Board assessment process whereby this Committee reviews the functioning of the Board and each of its committees to ensure that they are operating effectively in their entirety.

Board and Committee Membership

The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board of Directors held nine meetings during the Company’s fiscal year ended December 26, 2009 (the “2009 fiscal year”). The Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, a Mergers and Acquisitions Committee and a Public Policy Committee. The Board of Directors does not have an executive committee. Each director attended, in person or by telephone, 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2009 fiscal year. Under the Company’s Corporate Governance Guidelines, Directors are expected to attend all meetings of the Board and all meetings of the committees of which they are members. Members may attend by telephone or video conference to mitigate conflicts, although in-person attendance at regularly scheduled meetings is strongly encouraged.

Directors are expected to attend annual meetings of shareholders, and all of the then-current directors attended the 2009 Annual Meeting of Shareholders, other than Ms. Potter who had an unavoidable conflict.

Audit Committee

The Audit Committee of the Board of Directors has the following responsibilities: (a) oversee the accounting and financial reporting processes of the Company, internal controls and audits of the financial statements and internal control over financial reporting of the Company; (b) assist the Board of Directors in its oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, including but not limited to oversight of the Company’s procedures for the submission by employees and others of anonymous, confidential complaints relating to accounting, internal controls or auditing matters (as discussed on page 24 of this Proxy Statement), (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of the Company’s internal audit function and its independent registered public accounting firm, (v) policies with respect to risk assessment and risk management as required by the NYSE listing standards, and (vi) the accounting and financial reporting processes of the Company; and (c) prepare the Audit Committee report for inclusion in the Company’s proxy statement in accordance with applicable federal securities laws, rules and regulations. In addition, the Audit Committee hires, determines the compensation of, and reviews the scope of services performed by the independent registered public accounting firm. The Audit Committee Charter is posted on the Company’s Investor Relations website, www.medcohealth.com/investor, under “Corporate Governance” and is also available upon request, free of charge, from Investor Relations, Medco Health Solutions, Inc., 100 Parsons Pond Drive, Mail Stop F3-3, Franklin Lakes, New Jersey 07417.

All of the Audit Committee members meet the NYSE requirements for financial literacy. Mr. Barker, Mr. Cassis, Mr. Goldstein and Mr. Stevens each have accounting or related financial management expertise, as required by NYSE listing standards. In addition, Mr. Barker, Mr. Cassis, Mr. Goldstein and Mr. Stevens are each “audit committee financial experts” under applicable SEC rules. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liabilities that are greater than those otherwise imposed on such person as an audit committee member in the absence of such designation. Mr. Goldstein is a member of the audit committees of three other public companies in addition to the Company’s. The Company’s Board of Directors has determined that Mr. Goldstein’s service on these other audit committees does not impair his ability to serve effectively on the Company’s Audit Committee.

The Audit Committee is comprised entirely of independent directors in accordance with applicable SEC and NYSE requirements. The current members of the Audit Committee are Mr. Barker (Chairman), Mr. Cassis, Mr. Goldstein and Mr. Stevens. Mr. Stevens was appointed to the Audit Committee on December 9, 2009. The Audit Committee held twelve meetings during the 2009 fiscal year. The report of the Audit Committee is included on page 57 of this Proxy Statement.

Compensation Committee

The mission of the Compensation Committee of the Board of Directors is to (a) assist the Board of Directors in establishing and maintaining compensation and benefits policies and practices that support the successful recruitment, development and retention of talent in order to achieve the Company’s business objectives and optimize long-term financial returns; (b) assist the Board of Directors in discharging its responsibilities for overseeing the compensation of the Company’s directors and executives; (c) assist the Board of Directors in establishing a management succession plan; and (d) produce a Compensation Committee report for inclusion in the Company’s proxy statement in accordance with applicable federal securities laws, rules and regulations. To these ends, the Committee undertakes annually a thorough review of the Company’s compensation programs, as well as an objective evaluation of each executive officer’s performance on key business objectives, including the Chief Executive Officer. The Compensation Committee Charter is posted on the Company’s Investor Relations website, www.medcohealth.com/investor, under “Corporate Governance” and is also available upon request, free of charge, from Investor Relations, Medco Health Solutions, Inc., 100 Parsons Pond Drive, Mail Stop F3-3, Franklin Lakes, New Jersey 07417.

Compensation decisions for Mr. Snow and the executive officers are made by the Board of Directors. Mr. Snow evaluates the performance of the executive officers and he presents performance assessments and compensation recommendations to the Compensation Committee for consideration by its members. The

Compensation Committee makes recommendations to the Board of Directors with respect to executive officer compensation and only the independent members of the Board of Directors make the final determination.

The Compensation Committee retains compensation consultants as needed and has retained Watson Wyatt annually since 2004 to assist with its annual compensation review and development of its compensation recommendations. Watson Wyatt was retained directly by the Compensation Committee during 2009 to: review compensation recommendations for the chief executive officer; review the revised CEO Employment Agreement; review compensation recommendations for the other executive officers; provide an analysis of executive officer pay and its alignment to Company performance; evaluate the current stock plan against RiskMetrics guidelines and estimated share usage to determine the appropriate timing to seek shareholder approval for a new stock plan; brief the Committee on trends in executive pay; and review the Company’s 2009 and 2010 Compensation Discussion and Analysis disclosure. Watson Wyatt presents its analysis and reports to the Chairman of the Compensation Committee who then schedules formal presentations to the full Committee. Watson Wyatt did not perform any other services for the Company. In 2009, Watson Wyatt was paid $91,000 for its consulting services for the Compensation Committee. In 2010, Watson Wyatt completed a merger with Towers Perrin and the combined firm is known as Towers Watson. Although Watson Wyatt did not perform any other services for the Company, Towers Perrin provides actuarial services for the Company, specifically as the actuary for the retirement and retiree health plans. The Committee’s work on compensation recommendations and the input from its consultant was substantially complete by the time of the Towers Watson merger. In addition, both Towers Perrin and Watson Wyatt were engaged by the Company and the Compensation Committee, respectively, before they announced their plans to merge. As a result, the Committee has concluded that there was no conflict of interest. Going forward, the Committee will evaluate and describe any potential conflict risks from the dual roles of the combined entity. See page 31 of this Proxy Statement for additional information about the Compensation Committee’s compensation consultant.

The Compensation Committee may delegate its decision making and administrative authority to a subcommittee of its members, but has not done so in the past. The Board of Directors provides an annual delegation of authority to Mr. Snow in his capacity as a director to grant stock options and restricted stock units under the Company’s stock incentive plans to employees other than executive officers. The Board of Directors establishes the grant dates in advance and limits the number of shares that can be granted, both in the aggregate and to any individual employee. Grants of all stock options are required to be made at fair market value of the underlying shares on the grant date. Mr. Snow is not permitted to grant options or restricted stock units to executive officers as such grants are solely the responsibility of the Compensation Committee and the Board of Directors. For a more thorough discussion of our stock option and restricted stock unit granting practices, see page 32 of this Proxy Statement.

The Compensation Committee is comprised entirely of independent directors in accordance with applicable NYSE requirements. The current members of the Compensation Committee are Mr. Cassis (Chairman), Mr. Barker, Mr. Lillis and Ms. Potter. The Compensation Committee held nine meetings during the 2009 fiscal year. The report of the Compensation Committee is included on page 41 of this Proxy Statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board of Directors meets periodically with management to consider and advise upon corporate governance matters. The mission of the Corporate Governance and Nominating Committee is to: (a) identify and screen individuals qualified for nomination to the Board; (b) recommend to the Board director nominees for election at each meeting of shareholders at which directors are to be elected, and recommend to the Board individuals to fill any vacancies on the Board that arise between such meetings; (c) recommend to the Board the directors for appointment to each committee of the

Board; (d) monitor current developments in the regulation and practice of corporate governance; (e) recommend to the Board a set of corporate governance principles applicable to the Company; (f) review related person transactions; and (g) lead the Board and assist the various committees of the Board in their respective annual self-evaluation reviews. In addition to the annual Board and Committee self-evaluation processes, the Corporate Governance and Nominating Committee undertakes an annual peer-to-peer evaluation process for all Board members, which is led by the chairperson of the Committee. The Corporate Governance and Nominating Committee Charter is posted on the Company’s website, www.medcohealth.com/investor, under “Corporate Governance” and is also available upon request, free of charge, from Investor Relations, Medco Health Solutions, Inc., 100 Parsons Pond Drive, Mail Stop F3-3, Franklin Lakes, New Jersey 07417.

The Corporate Governance and Nominating Committee is comprised entirely of independent directors in accordance with applicable NYSE requirements. The members of the Corporate Governance and Nominating Committee are Mr. Goldstein (Chairman), Dr. Roper and Dr. Wilson. The Corporate Governance and Nominating Committee held five meetings during the 2009 fiscal year.

Mergers and Acquisitions Committee

In addition to the Board of Directors’ primary committees, the Board maintains a Mergers and Acquisitions Committee for the purpose of reviewing, evaluating and recommending strategic transactions and business opportunities that emerge from time to time. The members of the Mergers and Acquisitions Committee are Mr. Barker, Mr. Cassis, Mr. Goldstein, Mr. Lillis and Mr. Stevens. The Mergers and Acquisitions Committee does not conduct regularly scheduled meetings, nor does it have a chairman or a written charter. The Mergers and Acquisitions Committee held seven meetings during the 2009 fiscal year.

Public Policy Committee

In 2009, the Board formed a Public Policy Committee for the purpose of assisting the Board of Directors in fulfilling its oversight responsibilities for matters relating to corporate citizenship, including but not limited to federal and state government affairs, domestic and international policy development, the support of charitable, political and educational organizations and strategic communications for public policy matters. The members of the Public Policy Committee are Dr. Roper (Chairman), Ms. Potter, Mr. Stevens and Dr. Wilson. The Public Policy Committee conducts regularly scheduled meetings and has a written charter. The Public Policy Committee held four meetings during the 2009 fiscal year.

The following table summarizes 2009 membership on each Board Committee:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Mergers and Acquisitions Committee	Public Policy Committee
Howard W. Barker, Jr.	x	x		x
John L. Cassis	x	x		x
Michael Goldstein	x		x	x
Charles M. Lillis		x		x
Myrtle S. Potter		x			x
William L. Roper			x		x
David D. Stevens*	x			x	x
Blenda J. Wilson			x		x

*	Mr. Stevens was appointed to the Audit Committee on December 9, 2009.

Oversight of Risk Management

The Board as a whole is responsible for oversight of enterprise-wide risk management, including but not limited to the operational, strategic, financial, and legal/regulatory compliance risks facing the Company wherever it conducts business, whether within or outside the United States. The Company has implemented an Enterprise Risk Management (“ERM”) process under the direction of the Company’s Vice President, Corporate Audit. The purpose of the ERM process is to identify and rate the key risks that the Company faces and the corresponding risk mitigation strategies. The process involves conducting interviews with members of senior management across the Company in various functions. The key risks identified through this process are reported to the full Board of Directors on an annual basis. The key risks are then assigned to a committee of the Board, or in certain cases to the full Board, for monitoring on an ongoing basis. The relevant committee, or the full Board, receives periodic presentations and updates regarding these key risks throughout the year from the members of senior management responsible for the particular risk. These personnel are typically the members of the Company’s executive committee, and employees in relevant business, legal, compliance, audit or other functional areas, who have responsibility for the particular risk item or items. The Company’s Vice President, Corporate Audit and Chief Compliance Officer both have direct reporting responsibility to the Audit Committee.

The Audit Committee has overall responsibility for discussing policies with respect to risk assessment and risk management as required by the NYSE listing standards. Each of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Public Policy Committee has responsibility for oversight of risk assessment and risk management within the areas of substantive responsibility of each committee, as reflected in each committee’s charter. These charters provide flexibility for the Board and the committees to manage risks over time and ensure that risks are being reviewed at the appropriate levels. The Mergers and Acquisitions Committee does not have a written charter, but it has responsibility for the oversight of risks associated with acquisitions and business development activities.

The Board does not believe that having the same individual in the positions of Chairman and CEO in any way compromises the effectiveness of the Board’s oversight of risk management, due to the various elements of the Board’s governance structure discussed in the section above entitled “Board Leadership Structure; Lead Director,” including over 75% of the directors being independent within the meaning of the applicable SEC and NYSE requirements, the use of a Lead Director and executive sessions of independent directors. In addition, as noted above, there is direct reporting to the Audit Committee by the members of management most directly responsible for the Company’s ERM process.

Director Education

As indicated above, through the Company’s Corporate Governance Guidelines, the Company encourages Directors to attend from time to time, at the Company’s expense, third party director education programs and symposia that address current developments in corporate governance, accounting, finance and other disciplines relevant to members of public company boards. In addition, from time to time compliance, legal and other management personnel of the Company provide training and educational programs to the Board.

Director Independence

The Board of Directors conducts an annual review of the independence of its members. Under NYSE listing standards, an independent director must not have any material relationship with the Company, either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. The NYSE requirements pertaining to director independence also include a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company.

The Board also considers whether directors have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not adopted categorical standards of independence other than those promulgated by the NYSE. The SEC has a separate independence requirement for Audit Committee members that overlays the NYSE requirements.

The Board of Directors has determined that Mr. Snow is not “independent” because of his employment as Chairman and Chief Executive Officer of the Company. The Board of Directors has reviewed all relationships between the Company and each other member of the Board of Directors and has affirmatively determined that each of Mr. Barker, Mr. Cassis, Mr. Goldstein, Mr. Lillis, Ms. Potter, Dr. Roper, Mr. Stevens and Dr. Wilson is “independent” pursuant to the applicable listing standards of the NYSE. None of these directors were disqualified from “independent” status under the objective tests set forth in the NYSE standards. In assessing independence under the subjective relationships test described above, the Board of Directors took into account the criteria for disqualification set forth in the NYSE’s objective tests, and reviewed and discussed additional information provided by each director and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. Based on the foregoing, as required by the NYSE, the Board made the subjective determination as to each of these directors that no material relationships with the Company exist and no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of such director. The Board also determined that the current members of the Audit Committee, Mr. Barker, Mr. Cassis, Mr. Goldstein and Mr. Stevens, met the applicable SEC definition of independence.

The Board first made its independence determination with respect to Mr. Stevens in December 2009, at which time it also appointed Mr. Stevens to the Audit Committee. In making its independence determination, the Board considered the length of time that had passed since Mr. Stevens was an executive officer of Accredo and the fact that Mr. Stevens has no material relationships with the Company and no relationships which would interfere with the exercise of his independent judgment. The Board also considered the importance of maintaining a strong Audit Committee with members who not only possess financial literacy but who also exhibit a strong understanding of the Company’s business and operations. To this end, the Board considered the fact that Mr. Stevens received his undergraduate and graduate degrees in accounting and finance and he serves as chairman of the Audit Committee of another public company where he is also an audit committee financial expert, as well as the fact that Mr. Stevens has demonstrated expertise in the Company’s business through his prior management of a significant business acquired by the Company in 2005.

In making its independence determinations, the Board considered transactions occurring since the beginning of the Company’s 2007 fiscal year between the Company and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to the Company and a person or entity with a known connection to a director are presented to the Board for consideration. In making its subjective determination that each non-employee director is independent, the Board considered the transactions in the context of the NYSE objective standards, the special standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service (“IRS”) standards for compensation committee members. In each case, the Board determined that, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship did not impair the director’s independence. In its review, the Board considered the following:

•

Dr. Roper’s position as Chief Executive Officer of the UNC Health Care System (“UNC Health Care”), or as Dean, School of Medicine, and Vice Chancellor for Medical Affairs for UNC at Chapel Hill (“UNC Chapel Hill”), each of which is a client of the Company’s through a contract with the State of North Carolina. The relevant contract pre-dated Dr. Roper’s service as a director of the Company and he was not a participant in contract discussions or decisions and the Board has determined that this relationship does not impair Dr. Roper’s independence. Dr. Roper has indicated that in the event that there are future renewal or amendment discussions related to this contract he will recuse himself from such discussions. The amounts involved in this transaction do not exceed the greater of $1 million or 2% of UNC Health Care, UNC Chapel Hill or the State of North Carolina’s consolidated gross revenues. In determining that this relationship was not material, the Board considered the fact that the relationship arises only from Dr. Roper’s position as a director, that he has no role or material interest in any of the transactions, that the amounts involved were relatively small, and that such a relationship would not bar a finding of independence under the NYSE listing standards or the Company’s director independence standards.

•

Each of Mr. Cassis, Mr. Goldstein, Mr. Lillis, Ms. Potter, Dr. Roper, Mr. Stevens and Dr. Wilson has served during the previous three fiscal years (or are serving) as non-employee directors of other companies that have business relationships with Medco. These business relationships were in most cases as a supplier or purchaser of goods or services. In the opinion of management, the terms of the Company’s agreements with these third parties are customary, fair, reasonable and as favorable to the Company as those generally obtained from other parties. In none of these cases did the amounts involved in the transaction exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues. In all cases, the Board determined that, because of the nature of the director’s relationship with the entity and the amounts involved, the relationship did not impair the relevant director’s independence.

•

Each of Mr. Barker, Mr. Cassis, Mr. Lillis, Ms. Potter, Dr. Roper and Mr. Stevens has immediate family members who are employed at other companies which conduct business with the Company. None of these individuals serve in executive positions or were involved in the relevant contract discussions. In none of these cases did the amounts involved in the transaction exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues. In all cases, the Board determined that, because of the nature of the person’s relationship with the entity and the amounts involved, the relationship did not impair the relevant director’s independence.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of the Company or of any of the Company’s subsidiaries. None of the Company’s executive officers has served on the board of directors or on the compensation committee of any other entity that employs an executive officer who has served on the Company’s Board of Directors or Compensation Committee.

Standards of Business Conduct; Code of Conduct

The Company has adopted Standards of Business Conduct that include a Code of Conduct that requires all employees (including the Company’s senior financial officers) and all members of the Board of Directors to adhere to the Code of Conduct in discharging their work-related responsibilities. The Code of Conduct promotes, among other things, full, fair, accurate, timely and understandable disclosure in the reports and documents that the Company files with authorities such as the SEC, and in all public communications that the Company makes. The Company’s Code of Conduct can be accessed under “Corporate Governance” in the “Investors” section of the Company’s website at www.medcohealth.com/investor.

The Company has also established a confidential ethics phone line to respond to employees’ questions and reports of ethical concerns. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established a policy with procedures to receive, retain and treat complaints received by the Company regarding accounting, internal controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

Communications to the Board

Shareholders and other interested parties may contact any of the Company’s directors (including the Lead Director), a committee of the Board, the Board’s non-employee directors as a group, or the Board as a whole by writing to them c/o Medco Health Solutions, Inc., 100 Parsons Pond Drive, Mail Stop F3-16, Franklin Lakes, New Jersey 07417, Attention: Corporate Secretary, or via the Internet at www.medcoauditcommittee.com. Communications received in this manner will be handled in accordance with procedures implemented by the Company’s Compliance and Ethics Office and approved by the Audit Committee. Communications are distributed to the Board, or to any individual Director or Directors, as appropriate under the facts and circumstances. Junk mail, advertisements, resumes, spam and surveys are not forwarded to the Board. Material that is threatening, unduly hostile or similarly inappropriate will also not be forwarded, although any non-employee director may request that any communications that have been excluded be made available.

Disclosure Committee

The Company has established a Disclosure Committee comprised of senior managers who are actively involved in the disclosure process to coordinate and oversee the review procedures used each quarter, including at fiscal year-end, to prepare periodic reports filed with the SEC, earnings releases and other information that the Company discloses to the investment community. These procedures also cover current disclosure determinations, such as those covered by SEC Form 8-K, as they arise between quarters. The Disclosure Committee is responsible for considering the materiality of information and making disclosure decisions on a timely basis. The Disclosure Committee evaluates the effectiveness of the Company’s disclosure controls and procedures on a regular basis, and the results of these evaluations are communicated by senior management to the Audit Committee at committee meetings throughout the year.

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any director or executive officer, or any affiliate thereof, is a party that would be material and adverse to the Company.

Risk Analysis

The Compensation Committee reviewed an analysis of the company’s overall compensation policies and their relationship to risk and risk management and concluded that the risks from those policies would not have a material effect on the Company. The Compensation Committee reviewed the metrics used under the Executive Annual Incentive Plan, the broad-based annual incentive program for non-executive officers, along with its overall compensation policies for employees generally. The Compensation Committee noted that there were sufficient mitigation strategies in place and that several of the compensation elements had mitigating cross-checks including for example, stock ownership requirements, recoupment policies and long-term and short-term incentives.

OWNERSHIP OF SECURITIES

The following tables set forth information with respect to the beneficial ownership of the Company’s outstanding Common Stock as of February 28, 2010, for:

•	Each of the Company’s directors and nominees for director;

•	Each of the Company’s named executive officers;

•	Each of the Company’s directors and executive officers as a group; and

•	Each person or group of affiliated persons whom the Company knows to beneficially own more than five percent of the Company’s Common Stock.

The following table gives effect to the shares of Common Stock issuable within 60 days of February 28, 2010 upon the exercise of all options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 under the U.S. Securities Exchange Act of 1934 and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the tables directly own the shares and have sole voting and sole investment power with respect to all shares beneficially owned. Unless otherwise indicated, the address for those listed below is c/o Medco Health Solutions, Inc., 100 Parsons Pond Drive, Franklin Lakes, New Jersey 07417.

Name	Position Held	Aggregate Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(1)
Howard W. Barker, Jr.(2)	Director	49,900	*

John L. Cassis(3)	Director	89,900	*

Michael Goldstein(4)	Director	66,090	*

Charles M. Lillis(5)	Director	86,900	*

Myrtle S. Potter(6)	Director	9,900	*

William L. Roper(7)	Director	9,900	*

David D. Stevens(8)	Director	18,200	*

Blenda J. Wilson(9)	Director	57,900	*

David B. Snow, Jr.(10)	Chairman & Chief Executive Officer	2,248,631	*

Kenneth O. Klepper(11)	President & Chief Operating Officer	539,344	*

Brian T. Griffin(12)	Group President, Health Plans	331,020	*

Timothy C. Wentworth(13)	Group President, Employer Accounts	183,839	*

Richard J. Rubino(14)	Senior Vice President, Finance and Chief Financial Officer	154,574	*

All Directors and Executive Officers as a group		5,628,491	1.2%

(*)	Represents less than 1% of outstanding shares of common stock.
1.	The number of shares of common stock outstanding as of February 28, 2010 was 462,398,812.
2.	Mr. Barker’s beneficially owned stock includes 27,800 restricted stock units fully vested but deferred until retirement and 22,100 options that are fully vested and exercisable.
3.	Mr. Cassis’ beneficially owned stock includes 27,800 restricted stock units fully vested but deferred until retirement and 62,100 options that are fully vested and exercisable.
4.	Mr. Goldstein’s beneficially owned stock includes 8,190 shares owned outright, 27,800 restricted stock units fully vested but deferred until retirement and 30,100 options that are fully vested and exercisable.
5.	Mr. Lillis’ beneficially owned stock includes 1,000 shares owned outright, 23,800 restricted stock units fully vested but deferred until retirement and 62,100 options that are fully vested and exercisable.
6.	Ms. Potter’s beneficially owned stock includes 1,600 restricted stock units fully vested but deferred until retirement and 8,300 options that are fully vested and exercisable.
7.	Dr. Roper’s beneficially owned stock includes 1,600 restricted stock units fully vested but deferred until retirement and 8,300 options that are fully vested and exercisable.
8.	Mr. Stevens’ beneficially owned stock includes 300 shares owned outright, 3,800 restricted stock units vested but deferred until retirement and 14,100 options that are currently exercisable.
9.	Dr. Wilson’s beneficially owned stock includes 27,800 restricted stock units fully vested but deferred until retirement and 30,100 options that are fully vested and exercisable.
10.	Mr. Snow’s beneficially owned stock includes 197,882 shares owned individually and in a trust, 102,044 fully vested restricted stock units that Mr. Snow has elected to defer receipt of until six months after his termination of employment, and 1,948,705 options that are currently exercisable.
11.	Mr. Klepper’s beneficially owned stock includes 91,880 shares owned outright, 50,000 fully vested restricted stock units that Mr. Klepper has elected to defer receipt of until six months after his termination of employment, and 397,464 options that are currently exercisable.
12.	Mr. Griffin’s beneficially owned stock includes 29,221 shares owned outright, 45,860 fully vested restricted stock units that Mr. Griffin has elected to defer receipt of until six months after his termination of employment, 709 shares held in the Company’s 401(k) Plan, and 255,230 options that are currently exercisable.
13.	Mr. Wentworth’s beneficially owned stock includes 5,618 shares owned outright, 35,400 vested restricted stock units that Mr. Wentworth has elected to defer receipt of until six months after his termination of employment, 6,656 shares held in the Company’s 401(k) Plan, and 136,165 options that are currently exercisable.
14.	Mr. Rubino’s beneficially owned stock includes 21,629 shares owned outright, 9,641 shares held in the Company’s 401(k) Plan, and 123,304 options that are currently exercisable.

Beneficial Owners of More than Five Percent

The following table gives information about each person or group of affiliated persons whom the Company knows to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock as of the dates set forth below based on information filed by that entity with the SEC.

Name and Address	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding
BlackRock Inc.(1) 40 East 52nd Street New York, NY 10022	38,510,839	8.080%

FMR, LLC(2) 82 Devonshire Street Boston, Massachusetts 02109	49,502,137	10.383%

T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, Maryland 21202	34,554,782	7.200%

1.	Beneficial ownership information was obtained from the Schedule 13G filed by BlackRock Inc. (“BlackRock”) on January 29, 2010. The filing does not purport to reflect securities, if any, beneficially owned by any other division or business group of BlackRock. With respect to the 38,510,839 shares beneficially owned, BlackRock has sole voting power over 38,510,839 of the shares, shared voting power as to 0 of the shares, sole dispositive power over 38,510,839 of the shares and shared dispositive power as to 0 of the shares.
2.	Beneficial ownership information was obtained from the Schedule 13G/A filed by FMR, LLC (“FMR”) on February 16, 2010. The filing does not purport to reflect securities, if any, beneficially owned by any other division or business group of FMR. With respect to the 49,502,137 shares beneficially owned, FMR has sole voting power over 4,019,684 of the shares, shared voting power as to 0 of the shares, sole dispositive power over 49,502,137 of the shares and shared dispositive power as to 0 of the shares.
3.	Beneficial ownership information was obtained from the Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“T. Rowe”) on February 12, 2010. The filing does not purport to reflect securities, if any, beneficially owned by any other division or business group of T. Rowe. With respect to the 34,554,782 shares beneficially owned, T. Rowe has sole voting power over 9,486,596 of the shares, shared voting power as to 0 of the shares, sole dispositive power over 34,554,782 of the shares and shared dispositive power as to 0 of the shares.

COMPENSATION DISCUSSION AND ANALYSIS

The following section provides a discussion and analysis of compensation paid or awarded to the named executive officers for 2009. This discussion also includes other periods relevant to the 2009 compensation decisions discussed in this section and further amplified in the tables and narrative following this section. See pages 42 through 54 of this Proxy Statement. For a discussion of director compensation, please see page 55 of this Proxy Statement.

In order to provide our shareholders with a more complete view of our compensation practices, we often indicate when programs are applicable to our employees generally or to our executive officers. “Executive officers” are our 15 most senior officers as set forth in the Company’s Annual Report on Form 10-K filed on February 23, 2010. Each named executive officer is an executive officer. The named executive officers are: David B. Snow, Jr., Chairman and Chief Executive Officer; Kenneth O. Klepper, President and Chief Operating Officer; Brian T. Griffin, Group President, Health Plans; Timothy C. Wentworth, Group President, Employer Accounts; and Richard J. Rubino, Senior Vice President, Finance and Chief Financial Officer.

Executive Compensation Philosophy

Our compensation programs for the Company’s executive officers are based on the fundamental principle of pay-for-performance. Base salary is the only fixed compensation and it represents no more than 15% of total target compensation for named executive officers. The remaining portion of each named executive officer’s total compensation is tied to the Company’s performance and his individual performance. As reflected in the following chart, our programs are directly supportive of our business strategies and the creation of shareholder value.

Compensation Program	Principle
Base Salary • Represents 10-15% of Total Target Compensation	• Attract and retain top executives
Executive Annual Incentive Plan • Represents 15% of Total Target Compensation	• Metrics support significant business strategies and fundamental year over year growth • Opportunity for above target payout rewards superior performance
Long-Term Incentive Plan • Represents 70-75% of Total Target Compensation	• Stock options and restricted stock units keep executives focused on the long-term success of the Company and long-term stock price appreciation
Stock Ownership Guidelines • Ranges from 3×-5× base salary	• Aligns stockholder and executive interests to create and sustain long-term stock price appreciation and shareholder value
Recoupment Policy • Provides for recoupment of any incentive pay obtained fraudulently	• Discourages excessive risk taking

We use the programs to attract, retain and motivate executives who possess the skills and talents necessary to achieve business success. The programs are designed to be competitive with the companies we compete with for executive talent.

We provide a competitive package of benefits to all of our employees, including the named executive officers. Our executive officers participate in the same benefit programs (health, life, disability and retirement) using the same benefit formulas as other Medco employees. We maintain separate severance programs for our most senior executives (including the named executive officers) and provide very limited perquisites.

Performance Year 2009 Highlights

•	GAAP diluted earnings per share (“EPS”) increased 22.5 percent to a record $2.61 from $2.13 in 2008

•	Diluted EPS, excluding $0.22 in amortization of intangible assets from the 2003 spin-off, increased 21.5 percent to a record $2.83 from $2.33 in 2008

•	Record total net revenues of $59.8 billion increased 16.7 percent over 2008

•	Specialty pharmacy revenues rose 19.5 percent to a record $9.5 billion

•	Generic dispensing rate increased 3.4 percentage points over 2008 to a full-year record of 67.5 percent

•	Mail-order volume totaled 103.1 million prescriptions, with growth in generic prescriptions

•	Record total adjusted prescriptions of 898.8 million

•	Record earnings before interest, taxes, depreciation and amortization (“EBITDA”) of over $2.75 billion, yielding $3.06 per adjusted prescription

•	Cash flow from operations increased 114 percent to a record of $3.5 billion

•	Cash balance at year-end of over $2.5 billion

•	Return on invested capital (“ROIC”) improved from 20.1% in 2008 to 27.1% in 2009.

2009 Compensation Highlights and Summary of Decisions

•	Executive Annual Incentive Plan

–	approved by shareholders in May 2009
–	includes a new goal for Company ROIC

•	Mr. Snow’s new employment agreement (effective February 2009) extends his employment to March 2012 and eliminates gross up for golden parachutes.

Following is a summary of the decisions made by the Compensation Committee relating to 2009 compensation.

Mr. Snow’s 2009 Compensation

2009 Salary	Percentage Change in Salary from 2008	Executive Annual Incentive Plan Performance Year 2009 Bonus	Executive Annual Incentive Plan Performance Year 2009 Bonus as a Percentage of Base Salary	2002 Long-Term Incentive Plan Awards Granted in 2009 (Grant Date Present Value)	Percentage Change in Present Value of 2002 Long- Term Incentive Plan Awards Granted in 2009 from 2008	In Compliance with Ownership Guidelines
$1,300,000	0.0%	$3,000,000	231%	$8,978,810	-10.0%	✓

Mr. Klepper’s 2009 Compensation

2009 Salary	Percentage Change in Salary from 2008	Executive Annual Incentive Plan Performance Year 2009 Bonus	Executive Annual Incentive Plan Performance Year 2009 Bonus as a Percentage of Base Salary	2002 Long-Term Incentive Plan Awards Granted in 2009 (Grant Date Present Value)	Percentage Change in Present Value of 2002 Long- Term Incentive Plan Awards Granted in 2009 from 2008	In Compliance with Ownership Guidelines
$821,700	5.0%	$1,200,000	146%	$2,985,527	-12.6%	✓

Mr. Griffin’s 2009 Compensation

2009 Salary	Percentage Change in Salary from 2008	Executive Annual Incentive Plan Performance Year 2009 Bonus	Executive Annual Incentive Plan Performance Year 2009 Bonus as a Percentage of Base Salary	2002 Long-Term Incentive Plan Awards Granted in 2009 (Grant Date Present Value)	Percentage Change in Present Value of 2002 Long- Term Incentive Plan Awards Granted in 2009 from 2008	In Compliance with Ownership Guidelines
$563,000	3.5%	$825,000	146%	$2,018,856	-8.6%	✓

Mr. Wentworth’s 2009 Compensation

2009 Salary	Percentage Change in Salary from 2008	Executive Annual Incentive Plan Performance Year 2009 Bonus	Executive Annual Incentive Plan Performance Year 2009 Bonus as a Percentage of Base Salary	2002 Long-Term Incentive Plan Awards Granted in 2009 (Grant Date Present Value)	Percentage Change in Present Value of 2002 Long- Term Incentive Plan Awards Granted in 2009 from 2008	In Compliance with Ownership Guidelines
$586,300	3.5%	$650,000	111%	$2,061,398	2.6%	✓

Mr. Rubino’s 2009 Compensation

2009 Salary	Percentage Change in Salary from 2008	Executive Annual Incentive Plan Performance Year 2009 Bonus	Executive Annual Incentive Plan Performance Year 2009 Bonus as a Percentage of Base Salary	2002 Long-Term Incentive Plan Awards Granted in 2009 (Grant Date Present Value)	Percentage Change in Present Value of 2002 Long- Term Incentive Plan Awards Granted in 2009 from 2008	In Compliance with Ownership Guidelines
$586,000	29.1%	$800,000	136%	$1,744,487	28.2%	✓

Executive Compensation Programs

Components of Compensation

Our executive compensation program has three key components: base salary; performance-based annual cash bonus; and long-term incentives in the form of stock-based awards including stock options and restricted stock units. Our pay-for-performance philosophy places a majority of an executive officer’s compensation at risk and emphasizes long-term incentives. As a result, the only fixed compensation paid is base salary, which represents approximately 15% of an executive officer’s total target compensation. Mr. Snow’s base salary represents approximately 10% of his total target compensation. The greater emphasis on at-risk compensation for Mr. Snow is consistent with his ultimate responsibility for the Company’s success and is supported by our stock ownership requirements and other elements of our compensation program (such as the recoupment policy), that disincentivize excessive risk taking and otherwise align Mr. Snow’s interests (and those of the other named executive officers) with those of long-term shareholders. See the discussion on page 40, for more information on the Compensation Committee’s consideration of risk in the compensation setting process.

The remaining total target compensation (annual bonus and the value of long-term incentives) for our named executive officers is not guaranteed and the ultimate value to the executive is based on the Company’s and the executive’s performance. The Compensation Committee does not apply specific weightings to Company and individual performance factors. To support our focus on long-term sustained growth, we place a greater emphasis on long-term incentives compared to short-term incentives as indicated in the chart below:

Target Compensation Mix

Total Compensation Benchmarks

Compensation for the named executive officers is evaluated in comparison to a healthcare sector peer group comprised of Aetna, Inc., AmerisourceBergen Corporation, Cardinal Health, Inc., CIGNA Corporation, CVS Caremark Corporation, Express Scripts, Inc., Health Net, Inc., Humana, Inc., McKesson Corporation, United Health Group, Incorporated, and Wellpoint, Inc. (together, the “Peer Group”). The Peer Group reflects companies with which we compete for executive talent and includes our largest direct competitors. Benchmarking examines the percentile level of pay for each of Medco’s named executive officers for salary, total cash compensation, and total direct compensation. Specific comparisons are made to the market median and 75th percentiles. In addition, the Company performs a three-year look-back at actual pay “realizable” from salary, incentives and equity compared to the peer group versus actual performance for the same period. This enables the Company to assess whether our pay and performance for the same time period are aligned.

Use of Compensation Consultants

For 2009, the Compensation Committee retained and was assisted in its review of executive compensation by independent consultants at Watson Wyatt. The Committee’s compensation consultants develop benchmarks and pay recommendations for Mr. Snow. Watson Wyatt assisted the Committee in its review of management’s pay recommendations for the other named executive officers. For more information about the Committee’s compensation consultant, including information about Watson Wyatt’s merger with Towers Perrin in early 2010, see pages 18 to 19 of this Proxy Statement.

Base Salary

Base salaries are generally targeted at the 50th percentile of salaries of similar positions at the benchmark companies. Base salary may be adjusted annually to reflect the executive’s contribution to the Company, experience, expertise and relative position against competitive market rates. Mr. Snow’s salary is set by the

Board of Directors; we note that Mr. Snow’s employment agreement does not guarantee a minimum salary. For 2010, Mr. Snow’s salary is the same and has not changed since 2007 (see “Employment Agreement with David B. Snow, Jr.” on page 49 of this Proxy Statement).

The Compensation Committee reviewed Mr. Snow’s base salary in January 2009 against salaries of chief executive officers of the Company’s Peer Group and determined that it remained competitive. As a result, Mr. Snow did not receive a salary increase in 2009. The Committee reviewed the salary recommendations for the other named executive officers and adjusted Mr. Rubino’s salary by 29% because his salary was not competitive when compared to his peers. Mr. Rubino had been promoted in 2008 and at that time his salary was not adjusted to market level. Effective April 1, 2009, the other named executive officers received salary increases that ranged from 3.5% to 5% based on individual performance (as discussed on pages 35 to 37 of this Proxy Statement), as well as overall internal and external pay equity. Except for Mr. Rubino, the named executive officers did not receive salary increases for 2010.

Annual Bonuses

Executive Annual Incentive Plan Performance Targets and Actual Results

The executive officers of the Company, including the named executive officers, are eligible each year for an annual cash bonus pursuant to the Company’s Executive Annual Incentive Plan. The Executive Annual Incentive Plan was adopted by the Board of Directors and approved by our shareholders in 2009. The Board adopted a new plan to provide for both a broader range of potential performance metrics that better reflect the strategic goals of the Company and to allow the flexibility to use multi-year awards. For example, the new plan includes return on invested capital (“ROIC”) as a metric. The Board chose this metric to focus the Company on the efficient use of capital, an important measure for a growth company. Unlike the prior executive incentive compensation plan, the Executive Annual Incentive Plan does not operate as a part of the Company’s broad-based Annual Incentive Plan. This permits the Board to focus the senior leaders on strategic Company-wide and individual goals that may differ from those used to measure performance of the broader employee population.

At the beginning of the performance year, the Compensation Committee and the Board of Directors approved the following performance goals for 2009: adjusted cash earnings per share (excluding the amortization of intangible assets that existed when Medco became a publicly traded company in 2003(1)), net-new sales, mail prescription volume and return on invested capital. Each metric is closely tied to the execution of strategic business objectives and in the aggregate are designed to drive shareholder value. Bonuses would only be paid if the targets for earnings per share and at least one other metric were attained. For performance year 2009, all of the metrics, except mail volume, were attained. Accordingly, each named executive officer was eligible for a bonus under the Executive Annual Incentive Plan. Bonuses are not guaranteed and they can range from 0% to 250% of the executive’s individual target bonus opportunity based on the executive’s performance.

2009 Performance Metric	Target Goal	2009 Results	Attained
Adjusted Cash Earnings Per Share (for Fiscal Year 2009)(1)	$2.73	$2.85	✓
Net-New Sales (for Performance Year 1/2/09 to 1/1/2010)	$1,000,000,000	$6,174,000,000	✓
Mail Prescription Volume (for Fiscal Year 2009)	105,000,000	103,100,000	–
Return on Invested Capital (for Fiscal Year 2009)	22.0%	27.1%	✓

(1)	The stated intangible asset amortization is excluded because it results from Merck & Co., Inc.’s acquisition of Medco in 1993, and is therefore not relevant to current operating performance. The adjusted cash earnings per share also reflects share repurchases held to the Company’s operating plan levels.

Executive Annual Incentive Plan 2009 Target Bonus Opportunities and Bonus Amounts

Target bonus opportunities are generally set at the 50th percentile of competitive compensation practices as measured by our Peer Group (see page 31). Since market compensation practices, including incentive opportunity, differ by job, our target bonus opportunities as a percentage of base salary vary for our named executive officers (see the table below). For 2009, the target bonus opportunity, maximum bonus range, 2009 earned bonus (each expressed as a percentage of base salary), and the actual dollar amount of the bonus for each of the named executive officer was as follows:

Name	Target Bonus Opportunity (as a percentage of base salary)	Maximum Bonus Range 0% to 250% of Target (as a percentage of base salary)	2009 Earned Bonus (as a percentage of base salary)	2009 Earned Bonus $	Percentage change from 2008 bonus
Mr. Snow	130%	0% - 325.0%	231%	$3,000,000	0.0%
Mr. Klepper	85%	0% - 212.5%	146%	$1,200,000	9.1%
Mr. Griffin	75%	0% - 187.5%	146%	$825,000	0.0%
Mr. Wentworth	75%	0% - 187.5%	111%	$650,000	-13.3%
Mr. Rubino	80%	0% - 200.0%	136%	$800,000	45.5%

The Committee awarded the actual bonus for each named executive officer after conducting a review of each executive officer’s individual performance for the year and considering the recommendations of the CEO (as to other executives). The Compensation Committee exercises judgment in determining individual bonus awards and does not assign specific weights to the factors it considers. The factors considered in determining individual bonus amounts are discussed on pages 35 through 37 of this Proxy Statement. The Compensation Committee considered that the mail prescription volume target had not been attained and did not award the maximum bonus to any named executive officer. However, the Committee also considered that mail volumes were significantly impacted by events that were beyond the control of management. For example, the weak economy, with unemployment, exceeding 10 percent at the end of 2009 had a significant impact on mail volume. Despite the weak economy, the Company’s mail programs were successful in generating an additional 4.5 million mail prescriptions in 2009, of which 2.7 million were generics. Through these programs and heightened sensitivity among clients and members to cost-saving opportunities, generic volumes at mail remained strong, and it is these generics that drive the Company’s mail profitability and a large portion of total Company profitability. As a result, despite missing the mail volume target, the Company achieved record earnings. The Compensation Committee concluded that the missed target was not material to the overall performance of the Company or to any individual named-executive officer’s performance.

Long-term Incentive Compensation

The present value of long-term incentives account for 75% of Mr. Snow’s total target compensation and 70% of total target compensation for the other executive officers, including the named executive officers. The Committee establishes long-term incentive award targets for each executive officer expressed as a percentage of salary, without weighting any of the performance criteria. Actual awards reflect each executive’s individual performance and potential future contributions to the Company and may be above or below target. The actual grant date values depend upon our closing stock price on the day of the grant. Accordingly, the value of the actual grant may vary slightly from the value established by the Committee.

2009 Long-term Incentives

In 2009, the Compensation Committee recommended the stock option and restricted stock unit awards for the named executive officers identified below and in the Grants of Plan-Based Awards table on page 44. In making its recommendations, the Compensation Committee considered competitive market data on total compensation packages at the Peer Group, the individual performance factors described on pages 35 to 37 of this Proxy Statement, future contributions of the executive officers and, except in the case of the award to Mr. Snow, the recommendations of Mr. Snow. No one factor was more or less significant than any other in this analysis. All awards were approved by the Board of Directors.

Name	Target Long Term Incentive (Present value as a percentage of base salary)	Actual Long Term Incentive Compensation Granted in 2009 (Present value as a percentage of base salary)	Stock Options (# of shares)	Restricted Stock Units (# of shares)
Mr. Snow	769%	691%	599,325	44,500
Mr. Klepper	425%	382%	160,735	26,165
Mr. Griffin	400%	371%	108,685	17,695
Mr. Wentworth	400%	364%	110,985	18,065
Mr. Rubino	425%	384%	93,915	15,290

Mix of Restricted Stock Units and Stock Options

For the named executive officers other than Mr. Snow, the grants made in 2009 were approximately 65% of the value in options and 35% of the value in restricted stock units. Since fewer restricted stock units are used to deliver the same value as stock options, this approach helps the Company manage the number of shares granted under our stock incentive plans. In addition, restricted stock units promote retention because they use cliff vesting (100% after three years of service after the grant) and they retain value even when market volatility and other economic factors beyond management’s control cause a drop in the Company’s stock price that does not reflect operating performance. Mr. Snow’s grants were weighted 80% of the value in stock options and 20% of the value in restricted stock units to align his total compensation closer to the interests of the Company’s shareholders (because the value of options can only be realized if the stock price increases).

All stock options were granted with an exercise price equal to the closing price of the Company’s common stock on the grant date. Options vest in three annual installments beginning on the first anniversary of the grant. Generally, upon termination of employment, unvested options are forfeited and vested options remain exercisable for a limited period of time (three months or six months depending on the circumstances of the termination). Options are generally not forfeited in the case of death or disability, though they only remain outstanding for a limited period. Options, whether or not vested, do not count toward an executive’s stock ownership requirements.

Restricted stock units are subject to three year cliff vesting to enhance their retention value. That means that they vest 100% on the third anniversary of their grant. Restricted stock units provide for pro-rated vesting in the case of separation but are forfeited if the executive voluntarily resigns. Restricted stock units granted to executive officers do not provide for accelerated payment, except in the case of death or a termination of employment following a change in control. Executive officers may defer payment of restricted stock units at their election.

Deferred restricted stock units are paid in shares on a one for one basis and are automatically paid out on the death of an executive. No additional earnings (either in the form of accrued dividends or dividend equivalents) are paid on deferred restricted stock units. Vested, deferred stock units are counted toward an executive’s stock ownership requirements.

Compensation Committee’s Evaluation of Individual Performance

The Compensation Committee considered a variety of quantitative and qualitative performance results for each named executive officer. No factor was given any specific weighting and the Committee did not consider the quantitative favors any more or less important than the qualitative factors.

In arriving at its compensation recommendation for Mr. Snow, the Committee evaluated his performance and considered his current base salary, details about Mr. Snow’s bonus and long term incentive compensation targets, prior bonus as a percentage of target, prior year’s long term incentive compensation (i.e., stock option and restricted stock unit grants), and a summary of Mr. Snow’s outstanding equity awards. Mr. Snow provided the Committee with a self-assessment and the Committee independently reviews his performance. The Committee also considered a competitive analysis of CEO compensation in the Peer Group companies prepared and presented by its compensation consultant. In addition, in arriving at compensation decisions for the named executive officers (other than Mr. Snow), the Committee considered information it deemed relevant including the following:

•	potential for future leadership roles within the Company;

•	executive retention risk; and

•	total compensation levels before and after any recommendations.

The Compensation Committee did not apply a specific weighting to the considerations.

The Committee has identified below the instances in which it considered performance targets or goals for the specific named executive officers. In such cases, the Committee has also identified below the target or goal and the actual performance results. For Mr. Klepper, Mr. Griffin and Mr. Wentworth, the Committee also considered Mr. Snow’s qualitative assessment of their contribution to the Company’s overall net-new sales target described below.

Mr. Snow’s 2009 Performance

In assessing Mr. Snow’s performance, the Committee considered the strong overall performance of the Company including a 22.5% increase in earnings per share; record total net revenue; increased generic dispensing rate; and more than double year-end cash balances. In addition, the Committee considered the accomplishment of the following specific financial targets:

2009 Performance Metric	Target Goal	2009 Results	Attained
Adjusted Cash Earnings Per Share (for Fiscal Year 2009)(2)	$2.73	$2.85	✓
Net-New Sales (for Performance Year 1/2/09 to 1/1/2010)	$1,000,000,000	$6,174,000,000	✓
Mail Prescription Volume (for Fiscal Year 2009)	105,000,000	103,100,000	–
Return on Invested Capital (for Fiscal Year 2009)	22.0%	27.1%	✓

The total mail prescription volume target was not attained, in large part due to the challenging economy. Nonetheless, the additional generic volume at mail added margin that contributed to the year’s record earnings. As a result, the Compensation Committee did not consider the failure to attain this goal as material to Mr. Snow’s overall performance.

(2)	The stated intangible asset amortization is excluded because it results from Merck & Co., Inc.’s acquisition of Medco in 1993, and is therefore not relevant to current operating performance. The adjusted cash earnings per share also reflects share repurchases held to the Company’s operating plan levels.

In addition, the Committee considered Mr. Snow’s leadership in shaping the national healthcare debate. Mr. Snow is a sought after leader on healthcare issues and he devoted significant time to these issues in 2009. The Committee also considered Mr. Snow’s commitment to innovation, his success in moving closer to wiring healthcare, and advancements in personalized medicine including the launch of the Medco Research InstituteTM. Finally, the Committee considered a variety of strategic accomplishments including the launching of the Medco Health StoreTM; and continued expansion of our presence in Europe.

Finally, the Committee considered Mr. Snow’s contribution to Medco’s brand and its reputation noting that Medco made Fortune Magazine’s Global Most Admired Company list (#1 in our industry, #5 in innovation, and #10 in people management across all industries), Mr. Snow was named #1 CEO in the Healthcare Technology and Distribution industries by Institutional Investor magazine and was ranked #27 on the Harvard Business Review’s list of “Top 100 Best Performing CEOs in the World.”

Mr. Klepper’s 2009 Performance

In assessing Mr. Klepper’s 2009 performance, the Committee considered a number of strategic accomplishments including Mr. Klepper’s ability to drive innovation and create market differentiation with our improved clinical capabilities including the Women’s Health & Family Medicine Therapeutic Resource Center and the Oncology Therapeutic Resource Center in Indianapolis as well as improved patient satisfaction resulting from Mr. Klepper’s focus on patient advocacy. The Committee also considered the results of the Specialty Pharmacy segment that under Mr. Klepper’s leadership delivered 19.5% growth in net revenue in fiscal 2009 compared with fiscal 2008 against Mr. Klepper’s goal of 15.7% growth. The Committee also considered the performance of the customer groups that together under Mr. Klepper’s leadership achieved over $6.2 billion in net-new sales versus a target of $1 billion. This result was accomplished by delivering over $6.7 billion in new-named sales, client retention that exceeded 98% and client renewals that exceeded $23 billion. In addition, the Committee considered operational accomplishments including the installation of over $10 billion in drug spend representing approximately 5 million lives with minimal SG&A growth; and delivering operational readiness for a significantly increased Medicare business.

In addition, the Committee considered Mr. Klepper’s commitment to talent management and employee development at all levels across the organization. Mr. Klepper’s employee recognition programs at our operating facilities have resulted in improved employee satisfaction as reflected in survey results, low turnover rates and general employee feedback.

Mr. Griffin’s 2009 Performance

In assessing Mr. Griffin’s performance, the Committee considered his contribution to Medco’s above target net-new sales of $6.2 billion for performance year 2009 ($1 billion Company target). Mr. Griffin’s goal was to deliver at least 50% of the Company’s target net-new sales and he outperformed his goal by delivering 343% of the Company’s target. This was accomplished through a significant contribution to the renewal in 2009 of over $23 billion of drug spend for an overall client retention rate of over 98% and contribution of approximately $10 billion of the reported $14 billion of 2009/2010 annualized new sales. In addition, Mr. Griffin had a goal of delivering 24% of the Company’s target for prescriptions dispensed at mail and Mr. Griffin achieved this goal by delivering 24% of the Company’s target prescriptions dispensed at mail. The Compensation Committee also considered his success in improving the operational efficiency of the Health Plan group and limiting SG&A growth.

In addition, the Committee also considered Mr. Griffin’s commitment to talent management and leadership development including serving as the executive sponsor for the 2009 high potential employee “Renaissance

Program.” Finally, the Committee considered Mr. Griffin’s contribution to our international business, including by serving as a member of the Europa Apotheek Venlo, B.V. shareholders advisory board.

Mr. Wentworth’s 2009 Performance

In assessing Mr. Wentworth’s performance, the Committee considered his contribution to Medco’s above target net-new sales of $6.2 billion for performance year 2009 ($1 billion target). Mr. Wentworth’s goal was to deliver 40% of the Company’s target net-new sales and he outperformed his goal by delivering 116% of the Company’s target. This is particularly noteworthy considering the difficult economic challenges for employers in 2009. In addition, the Committee considered the contribution by Mr. Wentworth to the renewal of over $23 billion of drug spend for a retention rate of over 98%. In addition, Mr. Wentworth had a goal of delivering 36% of the Company’s target for prescriptions dispensed at mail and Mr. Wentworth exceeded this goal and delivered 37% of the Company’s target prescriptions dispensed at mail. The Committee also considered that Mr. Wentworth is a respected Company spokesman who contributes positively to the company’s reputation with the investor community noting his participation in three investor conferences as well as an extended investor road show.

Mr. Rubino’s 2009 Performance

In assessing Mr. Rubino’s 2009 performance, the Committee took a number of factors into consideration including his leadership in driving the execution of financial strategies that are designed to drive long-term shareholder value and provide a framework for sustained long-term growth. In 2009, these financial strategies generated significant earnings growth, financial stability, and a framework that contributed to a one year increase in share price in excess of 50%. Other financial results to which Mr. Rubino substantially contributed included:

•	More than doubling our cash balances from $938 million at year-end 2008 to over $2.5 billion;

•	More than doubling cash flows from operations from $1.6 billion for full year 2008 to $3.5 billion for full year 2009;

•	Increasing ROIC from 20.1% in 2008 to 27.1% in 2009 (against a goal of 22%);

•	Controlling SG&A growth to 2%;

•	Managing leverage ratio which improved from 1.87 in 2008 to 1.46 in 2009; and

•	Successful management of 2009 share repurchases. For the year, $1.24 billion was spent on repurchases at an average repurchase price of $45.38 per share.

The Committee also considered Mr. Rubino’s contribution to Medco’s reputation and values including his significant investment of time for investor conferences, road shows and one-on-one meetings. The Investor Relations team was recognized by Institutional Investor magazine for their high quality investor support; Mr. Rubino was recognized by Institutional Investor magazine as the #1 CFO in Healthcare, Technology & Distribution; and Medco was recognized as one of Forbes “Most Trustworthy Companies.”

Benefits and Perquisites

With limited exceptions described below, the Committee’s policy is to provide benefits to executive officers that are the same as those offered to all employees of the Company. We provide comprehensive health benefits, as well as life insurance and a disability program for all benefits-eligible employees, including the named executive officers. In addition, we offer retirement benefits through a 401(k) savings plan and a qualified and non-qualified cash balance retirement plan to a broad employee population, including the named executive officers. Our retirement plan benefits are based on base salary only; bonus, stock option gain and other incentive compensation are not taken into account under our retirement plans. We review our benefit plans in comparison to those offered by the companies we compete with for talent. The named executive officers do not receive any special life, health or retirement benefits.

We provide annual physical health exams for our senior executives, including the named executive officers. Under that program, our senior executives can receive a comprehensive physical at a contracted executive health facility. Alternatively, we will pay up to the contracted rate for a similar examination at a facility selected by the executive. We provide physicals because the ongoing health and well being of our executives is critically important to our long-term success. Mr. Klepper, Mr. Griffin, Mr. Wentworth and Mr. Rubino received an annual physical exam under the executive program.

We lease a corporate aircraft for the exclusive business use of our employees, including but not limited to the named executive officers. Personal use of the aircraft is not permitted under company policy. We also maintain two corporate apartments for use by our employees broadly. We lease an apartment in Memphis, Tennessee and we own an apartment in Mahwah, New Jersey. Corporate apartments located near our headquarters in New Jersey and Accredo’s headquarters in Memphis, Tennessee are cost effective when compared to hotel expenses or longer term efficiency lodging.

Mr. Snow has been provided with an automobile allowance in accordance with his employment agreement (see “Employment Agreement with David B. Snow, Jr.” on page 49 of this Proxy Statement). Mr. Snow is also entitled to be reimbursed for up to $10,000 for financial planning and tax preparation services. In 2009, Mr. Snow received $22,620 for his annual car allowance and was reimbursed $10,000 for financial planning.

Severance and Change in Control Benefits

We maintain an executive severance plan for our most senior executives, including the named executive officers (other than Mr. Snow who has severance and change in control protections through his employment agreement, see “Employment Agreement with David B. Snow, Jr.” on page 49 of this Proxy Statement). The plan provides for salary and benefit continuation for a one-year period and a pro rata bonus following termination of employment without cause. We also maintain an executive change in control severance plan that provides enhanced benefits to executive officers (other than Mr. Snow) who are terminated in connection with a change in control. Payments and benefits under the change in control plan are inclusive of the regular severance benefits and include a prorated bonus for the year of the executive’s termination of employment, severance pay equal to two times the executive’s base salary and annual bonus, and continued health benefits for 12 months. All severance payments are conditioned on the executive signing a general release of claims and agreeing to the terms of certain restrictive covenants regarding non-competition, non-solicitation and confidentiality. Severance pay is made in installments, in part to support the enforcement of the restrictive covenants. Finally, an executive can only receive payments from one of the severance plans and neither plan provides for golden parachute gross-up payments.

We maintain the severance plans for several reasons. First, a basic severance plan is necessary at the senior level to attract and retain talent. Second, we recognize that senior executives who lose their jobs will need a period of time to find subsequent employment. The change in control benefit provides an additional level of financial security for our most senior executives. These are the executives who could be asked to evaluate a transaction that may maximize shareholder value while resulting in the elimination of their jobs. The change in control plan is intended to minimize the distraction caused by concerns over personal financial security in the context of a change in control. The change in control benefits, including any accelerated vesting of equity awards, are subject to both a change in control and loss of employment.

Mr. Snow’s employment agreement, which expires March 31, 2012, provides for lump sum severance pay and benefits. Severance pay of two times base salary and annual bonus, and continued health benefits for 12 months is payable if he is terminated without cause. Severance pay is increased to three times base salary and annual bonus if Mr. Snow’s employment is terminated in connection with a change in control. Severance is limited to one times base salary and annual bonus if Mr. Snow’s employment terminates as a result of his disability. In order to comply with IRS regulations, payments are deferred for six months following termination of employment. Mr. Snow is subject to a two year non-compete and non-solicitation agreement and the payment of severance is also subject to him signing a general release of claims. Mr. Snow is not entitled to a gross-up for golden parachute payments.

Stock Ownership and Holding Policy

Executive officers (including the named executive officers) and other senior executives are subject to mandatory share ownership guidelines. Executives are not required to purchase Company stock and there is no deadline for achieving the target. However, each time an executive acquires shares through Company stock plans, such as by exercising a stock option, the executive is required to retain a percentage of the net profit shares (i.e., shares remaining after the payment of the exercise price and taxes) until the executive reaches the stock ownership target. The ownership guidelines apply during the executive’s employment and for six months after they cease to be subject to the guidelines, such as when their employment ends.

The following table summarizes the stock ownership guidelines applicable to all executives covered by our stock ownership policy:

Executive Level	Ownership Target (Multiple of Salary)	Retention Ratio Until Stock Ownership Target Achieved
Chairman & CEO	5.0x	100%
Executive Officers	3.0x	75%
Other Senior Officers	1.5x	75%

Equity Grant Practices

The Board of Directors established the following grant practices for discretionary stock option and restricted stock unit awards: Annual grants are made on the last Friday of February. Quarterly grants are made on the last Friday of February, May, August and November. New hire grants are always made on the quarterly grant date that follows the employee’s first day of work. Grants are made after earnings are released. Grants to directors occur on the date of the Annual Meeting of Shareholders, a date that is established a year in advance. In addition, stock options are granted with an exercise price equal to the closing price of our stock on the day of the grant. We do not make discretionary grants on any other dates.

Recoupment Policy

In 2007, the Board of Directors adopted a policy regarding recoupment of compensation that goes beyond the requirements of the Sarbanes-Oxley Act of 2002. Specifically, if the Board determines that any bonus, incentive payment, equity award or other compensation has been awarded or received by an executive officer of the Company, and that such compensation was based on any financial results or operating metrics that were satisfied as a result of such officer’s knowing or intentional fraudulent or illegal conduct, then the Company will seek to recover from the officer such compensation as it deems appropriate under the circumstances and as permitted by law.

Policy with Respect to the $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee designs certain components of executive compensation to permit full deductibility. However, shareholder interests are at times best served by not restricting the Compensation Committee’s discretion and flexibility in developing compensation programs, even though the programs may result in non-deductible compensation expenses. Accordingly, the Compensation Committee may from time to time approve elements of compensation for certain officers that are not fully deductible. Stock options and bonuses paid under the Executive Annual Incentive Plan are designed to qualify as performance-based compensation. Base salary, restricted stock units and discretionary bonuses do not qualify as performance-based compensation.

Risk Analysis

The Compensation Committee undertook an analysis of the Company’s executive compensation policies and their relationship to risk and risk management. The Committee reviewed as assessment performed by the Company’s Vice President-Internal Audit and did its own analysis of the metrics used under the Executive Annual Incentive Plan. The Committee concluded that the risks from those policies and the plan would not have a material effect on the Company. The Compensation Committee noted that there were sufficient mitigation strategies in place and that several of the compensation elements had mitigating cross-checks. For example, short-term performance metrics such as net-new sales are mitigated by long-term equity awards and stock ownership requirements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that begins on page 28 of this Proxy Statement. Based on the Compensation Committee’s review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

John L. Cassis (Chairman)

Howard W. Barker, Jr., CPA

Charles M. Lillis, Ph.D.

Myrtle S. Potter

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, this Compensation Committee Report does not constitute soliciting material and shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 26, 2009. Payments under the Company’s Executive Annual Incentive Plan (EAIP) are reported under the column captioned “Non-Equity Incentive Plan Compensation.” Amounts listed under that column were paid in March 2010 in respect of 2009 performance. The Summary Compensation Table and the tables below report actual salary paid during calendar year 2009, the March 2010 bonus payment (for 2009 performance) and stock options and restricted stock units granted in February 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)(2)	Stock Awards ($) (e)(3)	Option Awards ($) (f)(4)	Non-Equity Incentive Plan Compensation ($) (g)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(6)	All Other Compensation ($) (i)(7)	Total ($) (j)
David B. Snow, Jr. Chairman and Chief Executive Officer(8)	2009 2008 2007	$1,300,000 $1,300,000 $1,273,077	— — —	$1,805,810 $1,993,860 $1,913,539	$7,173,000 $7,986,960 $8,255,563	$3,000,000 $3,000,000 $2,600,000	$47,546 $51,242 $48,314	$45,681 $50,006 $43,374	$13,372,037 $14,382,068 $14,133,867

Kenneth O. Klepper President and Chief Operating Officer(9)	2009 2008 2007	$ 810,872 $ 774,380 $ 738,365	— — —	$1,061,776 $1,174,162 $1,626,645	$1,923,751 $2,239,913 $1,728,608	$1,200,000 $1,100,000 $1,100,000	$28,478 $29,319 $27,651	$12,251 $11,529 $11,221	$ 5,037,128 $ 5,329,303 $ 5,232,490

Brian T. Griffin Group President, Health Plans(10)	2009 2008 2007	$ 557,849 $ 539,102 $ 473,648	— — —	$ 718,063 $ 759,782 $1,101,468	$1,300,793 $1,449,346 $1,160,267	$ 825,000 $ 825,000 $ 675,000	$26,627 $30,348 $28,066	$16,878 $10,948 $10,796	$ 3,445,210 $ 3,614,526 $ 3,449,245

Timothy C. Wentworth Group President, Employer Accounts(11)	2009 2008 2007	$ 580,817 $ 561,994 $ 526,834	— — —	$ 733,078 $ 690,802 $1,156,156	$1,328,320 $1,317,559 $1,217,217	$ 650,000 $ 750,000 $ 500,000	$21,259 $23,662 $23,047	$16,912 $31,618 $31,725	$ 3,330,386 $ 3,375,635 $ 3,454,979

Richard J. Rubino Senior Vice President, Finance and Chief Financial Officer(12)	2009 2008 2007	$ 548,560 $ 412,596 $ 303,281	— — —	$ 620,468 $ 483,360 $ 318,270	$1,124,018 $ 877,651 $ 337,716	$ 800,000 $ 550,000 $ 230,000	$21,450 $17,633 $17,379	$11,732 $10,838 $10,568	$ 3,126,228 $ 2,352,078 $ 1,217,214

1.	Each of the named executive officers contributed a portion of his salary to the Company’s 401(k) Savings Plan. For the named executive officers (other than Mr. Griffin), the amounts reported under column (c) for 2008 and 2007 in last year’s Proxy Statement did not reflect pre-tax contributions for health benefits and 401(k) savings. The amounts are correctly reported here.
2.	Under the SEC’s disclosure rules, the term “bonus” does not include awards that are performance-based. As a result of this definition, payments under the Company’s Executive Annual Incentive Plan (EAIP) are not considered “bonus” and are reported under the column captioned “Non-Equity Incentive Plan Compensation.”
3.	The amounts in column (e) reflect the aggregate grant date fair value of the award. Restricted stock units do not provide for dividend equivalents. The amounts reported for 2007 and 2008 have been recalculated under the SEC’s newly adopted rule. As a result, they are different than the amounts reported for the same named executive officers in last year’s Proxy Statement.
4.	The amounts in column (f) reflect the aggregate grant date fair value of the award. The amounts reported for 2007 and 2008 have been recalculated under the SEC’s newly adopted rule. As a result, they are different than the amounts reported for the same named executive officers in last year’s Proxy Statement. Certain assumptions used in the calculation of these amounts are set forth below and are described in Note 11, “Stock-Based Compensation,” to the Company’s audited consolidated financial statements for the fiscal year ended December 26, 2009 and included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2010. In addition, the table below sets forth weighted average Black-Scholes assumptions, as well as the specific Black-Scholes assumptions for the various grants.

Option Valuation
Black-Scholes Assumptions

	Dividend Yield	Risk-Free Interest Rate	Volatility	Expected Life
2009 10-K Footnote 11. Stock-Based Compensation	0	2.0%	27%	5.0
2/27/2009 Annual Grant	0	2.3%	27%	5.4
2008 10-K Footnote 10. Stock-Based Compensation	0	2.8%	27%	5.0
2/22/2008 Annual Grant	0	3.1%	27%	5.4
2007 10-K Footnote 11. Stock-Based Compensation	0	4.7%	29%	5.0
2/23/2007 Annual Grant	0	4.7%	29%	5.8
8/31/2007 Mid-Year Grant	0	4.3%	29%	5.8

5.	The amounts in column (g) reflect the cash awards to the named executive officers under the EAIP, which is discussed in further detail beginning on page 32 of this Proxy Statement under the heading “Annual Bonuses.”
6.	The amounts in column (h) reflect the increase in the cash balance account value under the Company’s Cash Balance Retirement Plan and Supplemental Executive Retirement Plan.
7.	The amounts in column (i) All Other Compensation are detailed below for 2009:

Name	Company Matching Contribution under the 401(k) Savings Plan	Life Insurance Premiums for Basic Life Under the Group Term Insurance Program	Financial Planning & Car Allowance Paid	PAC Charitable Giving Contribution Account for Spouse	Total
David B. Snow, Jr.	$11,025	$2,036	$32,620	—	$45,681
Kenneth O. Klepper	$11,025	$1,226	—	—	$12,251
Brian T. Griffin	$11,025	$853	—	$5,000	$16,878
Timothy C. Wentworth	$11,025	$887	—	$5,000	$16,912
Richard J. Rubino	$11,025	$707	—	—	$11,732

8.	Mr. Snow’s current position became effective March 1, 2006. Mr. Snow commenced his employment on March 31, 2003 as Chief Executive Officer and President. On June 9, 2003, Mr. Snow was appointed Chairman of the Board of Directors. The amounts disclosed for Mr. Snow’s car allowance and financial planning are the total amounts reimbursed pursuant to Mr. Snow’s employment agreement. Mr. Snow does not receive any compensation for his services as a director of the Company.
9.	Mr. Klepper’s current position became effective March 1, 2006. Prior to that date, Mr. Klepper served as Executive Vice President and Chief Operating Officer.
10.	Mr. Griffin’s current position became effective January 1, 2004. Prior to that date, Mr. Griffin served as Senior Vice President, Sales. Mr. Griffin’s spouse contributed to Medco’s PAC and Medco established a charitable giving account for $5,000 that she may direct.
11.	Mr. Wentworth’s position became effective October 1, 2008. From April 1, 2006 to October 1, 2008, Mr. Wentworth served as the Chief Executive Officer of our subsidiary, Accredo Health, Incorporated. Mr. Wentworth’s spouse contributed to Medco’s PAC and Medco established a charitable giving account for $5,000 that she may direct.
12.	Mr. Rubino’s position became effective March 15, 2008. Prior to that, Mr. Rubino served as the Senior Vice President and Controller.

Grants of Plan-Based Awards

Name (a)	Grant Date (b)	BOD Meeting Date (c)(1)	Potential Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (g) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (h)(4)	Exercise or Base Price of Option Awards ($/Sh) (i)	Grant Date Fair Value ($) (j)
			Threshold ($) (d)(2)	Target ($) (e)(2)	Maximum ($) (f)(2)
David B. Snow, Jr.	—	—	—	$1,690,000	$4,225,000	—	—	—	—
	2/27/2009	2/13/2009	—	—	—	44,500	599,325	$40.58	$8,978,810
Kenneth O. Klepper	—	—	—	$ 698,445	$1,746,113	—	—	—	—
	2/27/2009	2/13/2009	—	—	—	26,165	160,735	$40.58	$2,985,527
Brian T. Griffin	—	—	—	$ 422,250	$1,055,625	—	—	—	—
	2/27/2009	2/13/2009	—	—	—	17,965	108,685	$40.58	$2,018,856
Timothy C. Wentworth	—	—	—	$ 439,725	$1,099,313	—	—	—	—
	2/27/2009	2/13/2009	—	—	—	18,065	110,985	$40.58	$2,061,398
Richard J. Rubino	—	—	—	$ 468,800	$1,172,000	—	—	—	—
	2/27/2009	2/13/2009	—	—	—	15,290	93,915	$40.58	$1,744,487

1.	The Board of Directors held a meeting on January 28, 2009 at which it approved the dollar value of the awards reported in the Grants of Plan-Based Awards table. The Board’s action required the equity awards to be granted on the regular annual grant date which was February 27, 2009. The Board also authorized the Compensation Committee to meet closer to the grant date and fix the number of shares needed to deliver the equity award value approved by the Board of Directors. The Compensation Committee met on February 13, 2009 and approved the actual number of shares to be granted in respect of the equity awards approved by the Board of Directors and reflected in the table. The grant date for applicable FASB rules is February 27, 2009 and the options have an exercise price equal to the closing price of our common stock on February 27, 2009. For more details regarding our equity compensation grant practices and the pre-established grant dates established by the Board of Directors, see “Equity Grant Practices” on page 39 of this Proxy Statement.
2.	There is no minimum payment under the Company’s EAIP. As a result, there is no amount in column (d). The target award is set forth in column (e). The EAIP permits maximum awards of up to 250% of target. This amount is set forth in column (f). The actual award to each executive officer is not guaranteed and can range from 0% to 250% of target based on individual performance against goals and objectives. For a thorough discussion of the EAIP, see “Annual Bonuses” beginning on page 32 of this Proxy Statement.
3.	The amounts in column (g) reflect the number of restricted stock units granted to each named executive officer under the 2002 Stock Incentive Plan. Restricted stock units vest in one installment on the third anniversary of grant, subject to continued employment. Restricted stock units also vest in full upon disability, death or termination of employment following a change in control. A prorated portion vests if the executive’s employment is terminated without cause. Unvested restricted stock units are forfeited upon any other termination of employment. Upon vesting, restricted stock units convert into shares of Company stock. The executives may elect to defer payment of restricted stock units. Restricted stock units do not provide for dividend equivalents.
4.	The amounts in column (h) reflect the number of stock options granted to each named executive officer under the 2002 Stock Incentive Plan. The options vest in three installments beginning on the first anniversary of the grant. In the case of termination of employment following a change in control, unvested options will vest and remain exercisable for two years. In the case of death, the next installment vests and the remaining unvested options terminate. In all other cases, the unvested options terminate upon termination of employment. Vested options remain exercisable for a stated period ranging from 90 days to two years depending on the circumstances of the termination.

Outstanding Equity Awards at Fiscal Year-End 2009

		Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (g)(3)
David B. Snow, Jr.	2/27/2009	—	599,325	$40.58	2/26/2019	44,500	$2,850,225
	2/22/2008	170,300	340,600	$50.35	2/21/2018	39,600	$2,536,380
	2/23/2007	435,420	217,710	$33.70	2/22/2017	56,790	$3,637,400
	3/03/2006	370,000	—	$29.24	3/02/2016	—	—
	2/25/2005	385,200	—	$22.10	2/24/2015	—	—

Kenneth O. Klepper	2/27/2009	—	160,735	$40.58	2/26/2019	26,165	$1,675,868
	2/22/2008	47,760	95,520	$50.35	2/21/2018	23,320	$1,493,646
	8/31/2007	12,746	6,374	$42.73	8/30/2017	6,700	$ 429,135
	2/23/2007	75,480	37,740	$33.70	2/22/2017	39,780	$2,547,909
	3/03/2006	122,400	—	$29.24	3/02/2016	—	—

Brian T. Griffin	2/27/2009	—	108,685	$40.58	2/26/2019	17,695	$1,133,365
	2/22/2008	30,903	61,807	$50.35	2/21/2018	15,090	$ 966,515
	8/31/2007	25,866	12,934	$42.73	8/30/2017	13,580	$ 869,799
	2/23/2007	29,352	14,678	$33.70	2/22/2017	15,470	$ 990,854
	3/03/2006	48,960	—	$29.24	3/02/2016	—	—
	2/25/2005	38,340	—	$22.10	2/24/2015	—	—

Timothy C. Wentworth	2/27/2009	—	110,985	$40.58	2/26/2019	18,065	$1,157,063
	2/22/2008	28,093	56,187	$50.35	2/21/2018	13,720	$ 878,766
	8/31/2007	28,306	14,154	$42.73	8/30/2017	14,860	$ 951,783
	2/23/2007	—	14,678	$33.70	2/22/2017	15,470	$ 990,854

Richard J. Rubino	2/27/2009	—	93,915	$40.58	2/26/2019	15,290	$ 979,325
	2/22/2008	19,666	39,334	$50.35	2/21/2018	9,600	$ 614,880
	8/31/2007	3,226	1,614	$42.73	8/30/2017	1,700	$ 108,885
	2/23/2007	13,840	6,920	$33.70	2/22/2017	7,290	$ 466,925
	3/03/2006	20,160	—	$29.24	3/02/2016	—	—
	2/25/2005	8,520	—	$22.10	2/24/2015	—	—

1.	Option grants vest in three annual installments beginning on the first anniversary of the date of grant, subject to continued employment.
2.	All restricted stock unit awards reflected in column (f) vest 100% on the third anniversary of the date of grant, subject to continued employment.
3.	The amounts in column (g) reflect the market value of the units at the closing stock price on December 24, 2009 ($64.05), the last trading day of the fiscal year.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)(1)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)(2)	Value Realized on Vesting ($) (e)(3)
David B. Snow, Jr.	476,200	$17,092,342	93,600	$3,612,024
Kenneth O. Klepper	53,334	$2,066,159	47,600	$1,836,884
	99,400	$3,568,460	—	—
Brian T. Griffin	—	—	19,040	$734,754
Timothy C. Wentworth	22,320	$441,043	26,040	$1,004,884
	29,352	$625,201	—	—
Richard J. Rubino	—	—	7,840	$302,546

1.	The value realized on exercise is based on the actual price at which the executive’s exercise settled. Each executive officer is subject to stock ownership guidelines that require the executive to retain a portion of their profit shares on exercise until the target guideline has been attained. See “Stock Ownership and Holding Policy” on page 39 of this Proxy Statement. The option exercises by Mr. Snow, Mr. Klepper and Mr. Wentworth occurred, in each case, after the executive satisfied his ownership guideline and, as a result, the shares were sold upon exercise.
2.	The restricted stock units in column (d) vested 100% on March 3, 2009.
3.	The amount in column (e) reflects the market value of the restricted stock units from column (d) at the closing stock price on March 3, 2009 ($38.59).

Nonqualified Deferred Compensation

The named executive officers are permitted to elect to defer payment of restricted stock units. Deferral elections are generally required to be made prior to grant, however, as permitted under the Internal Revenue Code, changes to deferral elections are permitted through the year prior to vesting. Executives may defer receipt to a specified date or until six months after termination of employment. Deferred restricted stock units are paid in shares on a one for one basis and are automatically paid out on the death of an executive. No additional earnings (either in the form of accrued dividends or dividend equivalents) are paid on deferred restricted stock units. Vested, deferred stock units can be used to satisfy an executive’s stock ownership requirements.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)(1)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)(2)
David B. Snow, Jr.(3)	—	—	$2,221,498	—	$6,535,918
Kenneth O. Klepper(4)	—	—	$1,088,500	—	$3,202,500
Brian T. Griffin(5)	—	—	$998,372	—	$2,937,333
Timothy C. Wentworth(6)	—	—	$770,658	—	$2,267,370
Richard J. Rubino	—	—	—	—	—

1.	For Mr. Snow, Mr. Klepper, Mr. Griffin and Mr. Wentworth, the amounts in column (d) represent the difference in the closing price of shares of Medco common stock underlying vested deferred stock units on December 26, 2008 and December 24, 2009, the last trading day of each fiscal year.
2.	In each case, the amounts in column (f) represent the value of shares of Medco common stock underlying the restricted stock units deferred by the executive valued at the closing price on December 24, 2009 ($64.05), the last trading day of the fiscal year.
3.	Mr. Snow elected to defer payment of 102,044 restricted stock units that vested on February 25, 2008 until six months after his termination of employment. Deferred restricted stock units are paid in shares of Medco stock. Each unit is equivalent to one share of stock.
4.	Mr. Klepper elected to defer payment of 50,000 restricted stock units that vested on August 26, 2006 until six months after his termination of employment. Deferred restricted stock units are paid in shares of Medco stock. Each unit is equivalent to one share of stock.
5.	Mr. Griffin elected to defer payment of 30,200 restricted stock units that vested on August 26, 2006 and 15,660 restricted stock units that vested on February 25, 2008, in each case, until six months after his termination of employment. Deferred restricted stock units are paid in shares of Medco stock. Each unit is equivalent to one share of stock.
6.	Mr. Wentworth elected to defer payment of 35,400 restricted stock units that vested on August 26, 2005 until six months after his termination of employment. Deferred restricted stock units are paid in shares of Medco stock. Each unit is equivalent to one share of stock.

Pension Benefits

Medco maintains two defined benefit retirement plans for our employees, the Medco Cash Balance Retirement Plan, a tax-qualified plan covering most Medco employees, and the Medco Health Solutions, Inc. Supplemental Retirement Plan, an unfunded plan that covers all Medco employees whose base salary exceeds the limits established under the Internal Revenue Code. The Medco Supplemental Retirement Plan, which was adopted as of January 1, 1998, is intended to provide benefits that the Medco Cash Balance Retirement Plan does not provide because of those salary limitations. If eligible, an individual participates in both plans as the Medco Supplemental Retirement Plan does not replace the Medco Cash Balance Retirement Plan.

The named executive officers participate in the Medco Cash Balance Retirement Plan and the Medco Supplemental Retirement Plan. A participant’s retirement income is determined as follows: for each calendar year, a participant’s aggregate accrued benefit under the plans, which is stated as an account balance, is increased by a service credit and an interest credit. The service credit is equal to 3.5% of base pay for participants with 10 or less years of service and 4.5% of base pay for participants with more than 10 years of service. Base pay is regular base wages and does not include bonus or option gain. Interest credits are a stated percentage of the accrued benefit. The interest rate is set under the terms of the Plan. For 2009, interest was credited at 0.9%. The plans do not provide for early retirement subsidies. Upon termination of employment, the participant may take an immediate distribution of his vested account balance in the Cash Balance Plan. Distributions of vested account balances from the Supplement Retirement Plan are paid out automatically six months following termination of employment. Participants vest in their account balance after three years of service. The table below indicates years of service for each named executive officer and the present value of their accrued benefit under each plan. The plans do not provide for an offset for Social Security benefits. Mr. Griffin, Mr. Wentworth and Mr. Rubino have more than 10 years of service. Accordingly, their service credit was equal to 4.5% of base pay while the other named executive officers accrued a benefit at the rate of 3.5% of pay.

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)(1)	Payments During Last Fiscal Year ($) (e)
David B. Snow, Jr.	Medco Health Solutions, Inc. Cash Balance Retirement Plan	7	$58,418	—
	Medco Health Solutions, Inc. Supplemental Employee Retirement Plan	7	$216,491	—

Kenneth O. Klepper	Medco Health Solutions, Inc. Cash Balance Retirement Plan	7	$58,418	—
	Medco Health Solutions, Inc. Supplemental Employee Retirement Plan	7	$90,821	—
Brian T. Griffin	Medco Health Solutions, Inc. Cash Balance Retirement Plan	23	$169,129	—
	Medco Health Solutions, Inc. Supplemental Employee Retirement Plan	23	$94,071	—

Timothy C. Wentworth	Medco Health Solutions, Inc. Cash Balance Retirement Plan	11	$90,790	—
	Medco Health Solutions, Inc. Supplemental Employee Retirement Plan	11	$89,473	—
Richard J. Rubino	Medco Health Solutions, Inc. Cash Balance Retirement Plan	17	$127,605	—
	Medco Health Solutions, Inc. Supplemental Employee Retirement Plan	17	$23,223	—

1.	The amount in column (d) reflects each participant’s account balance that has been accrued under the Medco Cash Balance and Supplemental Retirement Plans. A participant’s accrued benefit is increased by service and interest credits. These account balances are as of December 31, 2009 and include service and interest credits through 2009.

Employment Agreement with David B. Snow, Jr.

Mr. Snow has an employment agreement with the Company that governs the terms of his employment. The agreement was entered into on February 10, 2009 and expires on March 31, 2012. Mr. Snow’s original employment agreement was due to expire in March 2009. The most significant change in the new agreement is the elimination of the tax-gross up for golden parachute payments. Otherwise, the agreements are substantially the same. The employment agreement provides for a base salary of $1,300,000, eligibility for an annual bonus with a target opportunity of 130% of base salary and participation in the Company’s long-term equity plan. In addition, the agreement provides for coverage under the Company’s compensation and benefit programs and also provides for an annual car allowance of $22,620, which is paid in monthly installments and up to $10,000 for financial planning.

The Company may terminate Mr. Snow’s employment at any time with or without cause, and Mr. Snow may terminate his employment with or without good reason (as these terms are defined in the agreement). The payments that would be made to Mr. Snow in connection with the termination of his employment are detailed in the table on page 50 of this Proxy Statement. Upon any termination of employment, Mr. Snow would also receive payment of his accrued but unused vacation days. Accrued vacation is paid in a lump sum. Vacation days accrue on the first day of each calendar year. Half of each vacation accrual can be carried over through the first quarter of the subsequent year. Mr. Snow would also receive reimbursement of any outstanding business expenses incurred prior to termination (such as travel expenses) and amounts reimbursable under his employment agreement for financial planning.

In addition, upon termination of employment for any reason, Mr. Snow will receive payment of his vested benefits under the company’s pension plans as disclosed in the Pension Benefits table on page 48 of this Proxy Statement. Mr. Snow is fully vested in his pension benefit. Pension benefits are generally paid in a lump sum, however, Mr. Snow could elect to receive his Cash Balance Retirement Plan benefit in installments or have it rolled over into an individual retirement account (IRA). Mr. Snow is fully vested in his 401(k) account balance and that balance can be paid to him upon termination of employment. 401(k) balances can also be rolled over into an IRA or left in the plan to age 65. Mr. Snow would also receive payment of his deferred restricted stock units described in the Nonqualified Deferred Compensation table on page 47 of this Proxy Statement. Payment would be made in shares of company stock six months after termination of employment.

The following table sets out the payments that could be paid to Mr. Snow upon a termination of his employment. The amounts shown assume that the termination event occurred on December 31, 2009, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to Mr. Snow upon his termination. The actual amounts to be paid out can only be determined at the time of Mr. Snow’s separation from the Company. Mr. Snow’s current employment agreement, which became effective February 10, 2009, does not provide for a gross-up payment.

Potential Payments upon Termination or Change in Control as of December 31, 2009

David B. Snow, Jr.

	Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination(1)	Retirement at Age 65(2)	Death(3)	Disability(4)	Good Reason(5)	For Cause Termination(6)	Involuntary Not for Cause Termination(7)	Change in Control(8)
Severance	$0	$0	$0	$4,300,000	$8,600,000	$0	$8,600,000	$12,900,000
Value of Long-term Incentives(9)	$0	$0	$34,363,881	$27,756,382	$12,798,890	$0	$12,798,890	$34,363,881
Post-employment Health Care	$0	$0	$0	$18,927	$18,927	$0	$18,927	$18,927
Life Insurance Proceeds	$0	$0	$1,950,000	$0	$0	$0	$0	$0
Disability Benefits	$0	$0	$0	$576,530	$0	$0	$0	$0

Total	$0	$0	$36,313,881	$32,651,839	$21,417,817	$0	$21,417,817	$47,282,808

1.	Upon voluntary termination, Medco’s only obligation is to pay accrued but unused vacation. For purposes of this table, we have assumed that all accrued vacation was used by December 31. All previously vested options remain exercisable for 90 days and all unvested options and restricted stock units are forfeited as of the effective date of the termination.
2.	Upon retirement (assuming he was age 65 and had 7 years of service as of December 31, 2009), Mr. Snow would forfeit his unvested stock options and restricted stock units. Mr. Snow would receive payment of his accrued but unused vacation. For purposes of this table, we have assumed that all accrued vacation was used by December 31. For purposes of equity awards and post-employment health benefits, “Retirement” is defined as age 60 with at least 15 years of service.
3.	Upon death, Mr. Snow’s beneficiaries would receive payment of the proceeds of company-provided life insurance. Payment of accrued but unused vacation would also be made to his legal representative. In addition, the final vesting installment of the 2007 option grant will accelerate and the 2008 and 2009 option grants will vest in full as of the date of death. The 2007, 2008 and 2009 restricted stock unit grants will vest in full as of the date of death.
4.	Upon termination from the Company by reason of disability, Medco is obligated to pay Mr. Snow severance in an amount equal to one times the sum of current annual base pay plus the last annual bonus. Severance is paid in installments and is conditioned upon Mr. Snow signing a general release of claims and complying with the non-competition and non-solicitation provisions of his employment agreement. In addition, Mr. Snow is entitled to company-paid COBRA benefits for up to 12 months. Mr. Snow would receive monthly disability payments (60% of pay up to $2,000 per month) under a company-provided disability plan to age 65. Medco is also obligated to pay Mr. Snow’s accrued but unused vacation. For purposes of this table, we have assumed that all accrued vacation was used by December 31. All unvested options from the 2007 grant will be forfeited. The unvested portion of the 2008 and 2009 option grants shall vest as scheduled on the applicable vesting date. The 2007, 2008 and 2009 restricted stock unit grants will continue to vest as scheduled.
5.	Upon termination for “good reason,” Medco is obligated to pay Mr. Snow severance in an amount equal to two times the sum of current annual base pay plus the last annual bonus. Severance is paid in installments and is conditioned upon Mr. Snow signing a general release of claims and complying with the non-competition and non-solicitation provisions of his employment agreement. In addition, Mr. Snow is entitled to company-paid COBRA benefits for up to 12 months. Medco is also obligated to pay Mr. Snow’s accrued but unused vacation. For purposes of this table, we have assumed that all accrued vacation was used by December 31. All unvested options from the 2007 grant will be forfeited as of the effective date of the termination. In addition, the next vesting installment of the 2008 and 2009 option grants will accelerate as of the date of the effective date of termination. A prorated portion of the 2007, 2008 and 2009 restricted stock unit grants will vest (1/36th for each month between the date of grant and the date of termination) according to the terms and conditions of the grant. “Good Reason” is defined in the employment agreement and generally arises if Medco takes any action that results in a substantial and material diminution in Mr. Snow’s compensation, position, authority, duties or responsibilities, or relocates Mr. Snow without his consent.
6.	Upon termination for “cause,” Medco’s only obligation is to pay accrued but unused vacation. For purposes of this table, we have assumed that all accrued vacation was used by December 31. All previously vested but unexercised options and all unvested options and unvested restricted stock units will be cancelled immediately as of the effective date of the termination. “Cause” is defined in the employment agreement and is generally limited to acts of personal dishonesty or misrepresentation, willful and deliberate violations of obligations under the employment agreement, gross neglect or gross misconduct in carrying out duties and resulting in material economic harm to Medco, or the conviction of, or plea of nolo contendere by, the executive to a felony.
7.

Upon an involuntary termination other than for “cause,” Medco is obligated to pay Mr. Snow severance in an amount equal to two times the sum of current annual base pay plus the last annual bonus. Severance is paid in installments and is conditioned upon Mr. Snow signing a general release of claims and complying with the non-competition and non-solicitation provisions in his employment agreement. In addition, Mr. Snow is entitled to company-paid COBRA benefits for up to 12 months. Medco is also obligated to pay Mr. Snow’s accrued but unused vacation. For purposes of this table, we have assumed that all accrued vacation was used by December 31. All unvested options from the 2007 grant will be forfeited as of the effective date of the termination. In addition, the next vesting installment of the 2008 and 2009 option grants will accelerate as of the date of the effective date of termination. A prorated portion of the 2007, and 2008 and 2009 restricted stock unit grants will vest (1/36th for each month between the date of grant and the date of termination) according to the terms and conditions of the grant.

8.	Upon involuntary termination other than for “cause” within one year following a change in control, Medco is obligated to pay Mr. Snow severance in a lump sum in an amount equal to three times the sum of current annual base pay plus the last annual bonus. Payment of severance is conditioned upon Mr. Snow signing a general release of claims and complying with the non-competition and non-solicitation provisions in his employment agreement. In addition, Mr. Snow is entitled to company-paid COBRA benefits for up to 12 months. Medco is also obligated to pay Mr. Snow’s accrued but unused vacation. For purposes of this table, we have assumed that all accrued vacation was used by December 31. All unvested options from the 2007, 2008 and 2009 grants and all unvested restricted stock units will be fully vested as of a date of termination occurring within two years after a change in control. The change in control benefits, including any accelerated vesting of equity awards, are subject to both a change in control and loss of employment.
9.	The amounts reported for long-term incentives (stock options and restricted stock units) represent the in-the-money value of stock options and the value of restricted stock units as of December 31, 2009 that vest in connection with a termination of employment. The in-the-money value of stock options and the value of restricted stock units is calculated based on the closing stock price on December 24, 2009 ($64.05), the last trading day of the fiscal year. No amount is reported for options or units that were vested prior to December 31, 2009.

Potential Payments Upon Termination or Change in Control as of December 31, 2009

The following description and tables set out the payments that could be paid to the other named executive officers upon a termination of employment. The amounts shown assume that the termination event occurred as of December 31, 2009, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of separation from the Company. Executive officers are not eligible for golden parachute gross-up payments. Footnotes to the tables for all other named executive officers appear after the table for Mr. Rubino.

In addition to the amounts shown below, upon termination of employment for any reason, the named executive officers (other than Mr. Snow) will receive the following:

Pension Benefits: As of December 31, 2009, the named executive officers were fully vested in their pension benefit disclosed in the Pension Benefits table on page 48 of this Proxy Statement. Pension benefits are generally paid in a lump sum, however, the executives could elect to receive their Cash Balance Retirement Plan benefit in installments or have it rolled over into an individual retirement account (IRA).

401(k) Savings Plan: The executives are fully vested in their 401(k) account balances and those balances are eligible for payment upon termination of employment. 401(k) balances can also be rolled over into an IRA or left in the plan to age 65.

Accrued Vacation: Upon termination of employment, the executive officers will receive payment of their accrued but unused vacation days. Accrued vacation is paid in a lump sum. Vacation days accrue on the first day of each calendar year. Generally, half of each vacation accrual can be carried over through the first quarter of the subsequent year. For purposes of these tables, we have assumed that all accrued vacation was used by December 31, 2009.

Nonqualified Deferred Compensation: Messrs. Klepper, Griffin and Wentworth would receive payment of their deferred vested restricted stock units described in the Nonqualified Deferred Compensation table on page 47 of this Proxy Statement. Payment would be made in shares of company stock six months after termination.

Retirement Treatment: For purposes of the Company’s equity and post-employment healthcare benefits, an executive is retirement eligible after age 60 with at least 15 years of service. No named executive officer was retirement eligible on December 31, 2009.

Kenneth O. Klepper

Executive Benefits and Payments Upon Termination	Voluntary Termination				Involuntary Termination
	Voluntary Termination(1)	Retirement at Age 65(2)	Death(3)	Disability(4)	For Cause Termination(5)	Involuntary Not for Cause Termination(6)	Change in Control(7)
Severance	$0	$0	$0	$0	$0	$1,921,700	$3,843,400
Value of Long-term Incentives(8)	$0	$0	$12,508,914	$11,227,633	$0	$6,030,228	$12,508,914
Post-employment Health Care	$0	$0	$0	$14,559	$0	$14,559	$14,559
Life Insurance Proceeds	$0	$0	$1,174,000	$0	$0	$0	$0
Disability Benefits	$0	$0	$0	$415,441	$0	$0	$0

Total	$0	$0	$13,682,914	$11,657,633	$0	$7,966,487	$16,366,873

Brian T. Griffin

Executive Benefits and Payments Upon Termination	Voluntary Termination				Involuntary Termination
	Voluntary Termination(1)	Retirement at Age 65(2)	Death(3)	Disability(4)	For Cause Termination(5)	Involuntary Not for Cause Termination(6)	Change in Control(7)
Severance	$0	$0	$0	$0	$0	$1,388,000	$2,776,000
Value of Long-term Incentives(8)	$0	$2,766,124	$8,079,289	$7,358,111	$0	$3,791,438	$8,079,303
Post-employment Health Care	$0	$0	$0	$18,927	$0	$18,927	$18,927
Life Insurance Proceeds	$0	$0	$817,000	$0	$0	$0	$0
Disability Benefits	$0	$0	$0	$415,848	$0	$0	$0

Total	$0	$2,766,124	$8,896,289	$7,792,886	$0	$5,198,365	$10,874,230

Timothy C. Wentworth

Executive Benefits and Payments Upon Termination	Voluntary Termination				Involuntary Termination
	Voluntary Termination(1)	Retirement at Age 65(2)	Death(3)	Disability(4)	For Cause Termination(5)	Involuntary Not for Cause Termination(6)	Change in Control(7)
Severance	$0	$0	$0	$0	$0	$1,336,300	$2,672,600
Value of Long-term Incentives(8)	$0	$0	$8,100,235	$7,353,046	$0	$3,787,665	$8,100,235
Post-employment Health Care	$0	$0	$0	$15,134	$0	$15,134	$15,134
Life Insurance Proceeds	$0	$0	$850,000	$0	$0	$0	$0
Disability Benefits	$0	$0	$0	$437,663	$0	$0	$0

Total	$0	$0	$8,950,235	$7,805,843	$0	$5,139,099	$10,787,969

Richard J. Rubino

Executive Benefits and Payments Upon Termination	Voluntary Termination				Involuntary Termination
	Voluntary Termination(1)	Retirement at Age 65(2)	Death(3)	Disability(4)	For Cause Termination(5)	Involuntary Not for Cause Termination(6)	Change in Control(7)
Severance	$0	$0	$0	$0	$0	$1,136,000	$2,272,000
Value of Long-term Incentives(8)	$0	$1,223,604	$5,157,472	$4,913,061	$0	$2,177,627	$5,157,472
Post-employment Health Care	$0	$0	$0	$14,559	$0	$14,559	$14,559
Life Insurance Proceeds	$0	$0	$677,000	$0	$0	$0	$0
Disability Benefits	$0	$0	$0	$403,526	$0	$0	$0

Total	$0	$1,223,604	$5,834,472	$5,331,146	$0	$3,328,186	$7,444,031

1.	Upon voluntary termination, Medco’s only obligation to the executive officer is to pay accrued but unused vacation. For purposes of this table, we have assumed that all accrued vacation was used by December 31. All previously vested options remain exercisable for 90 days and all unvested options and restricted stock units are forfeited as of the effective date of the termination.
2.	Assuming the named executive officer retired on December 31, 2009 at 65 years old with actual years of service, the officer would be eligible to receive accrued but unused vacation. For purposes of this table, we have assumed that all accrued vacation was used by December 31. Mr. Griffin and Mr. Rubino received retirement treatment for their options and restricted stock units because they had more than 15 years of service. For Mr. Klepper and Mr. Wentworth, each of whom has less than 15 years of service as of December 31, 2009, options and restricted stock units are treated as though the executive voluntarily terminated employment. As of December 31, 2009, none of the named executive officers were actually retirement eligible.
3.	Upon death, the named executive officers’ beneficiaries would receive payment of the proceeds of company-provided life insurance and their legal representatives would receive payment of accrued but unused vacation. In addition, the next vesting installment of the 2007, 2008 and 2009 option grants will accelerate and the 2007, 2008 and 2009 restricted stock unit grants will vest in full as of the date of death.
4.

Upon termination by reason of disability, Medco is obligated to pay accrued but unused vacation. All previously vested options remain exercisable for 90 days and all unvested options granted in 2007 are forfeited as of the effective date of the termination. All unvested options granted in 2008 and 2009 will continue to vest on schedule. The 2007, 2008 and 2009 restricted stock unit grants will continue to vest as scheduled. The named executive officer would receive monthly disability payments (60% of pay up to $2,000 per month) under a company-provided disability plan to age 65. Generally, employees are not formally terminated until they have been disabled for two years under Medco’s long-term disability plan. During that period of inactive service, the employee would receive continued health and life insurance benefits. Health and life insurance benefits terminate upon termination of employment. However, there is no obligation to continue to employ employees (including the named executive officers) during a period of disability and there is no way to determine whether the employment of any of the named executive officers would be continued during a period of disability. For purposes of this chart, we have assumed that formal termination of employment occurred on December 31, 2009.

5.	Upon termination for “cause,” Medco’s only obligation is to pay accrued but unused vacation. For purposes of this table, we have assumed that all accrued vacation was used by December 31. All previously vested but unexercised options and all unvested options and unvested restricted stock units will be cancelled immediately as of the effective date of the termination. “Cause” is specifically defined in the applicable compensation plans and programs. Generally, “cause” is limited to willful misconduct or willful failure to perform duties, gross negligence, or conviction of, or entering a plea to, a felony or crime involving dishonesty.
6.	Upon an involuntary termination other than for “cause,” Medco is obligated to pay the named executive officers severance in an amount equal to one times the sum of current annual base pay plus the last annual bonus. Severance is paid in equal installments over a one-year period on normal payroll dates. Payment of severance is conditioned upon the executive signing a general release of claims and complying with the terms of a non-competition and non-solicitation agreement. In addition, the named executive officers are entitled to continued health coverage for 12 months. Medco is also obligated to pay accrued but unused vacation. For purposes of this table, we have assumed that all accrued vacation was used by December 31. All unvested options from the 2007 grant will be forfeited as of the effective date of the termination. In addition, the next vesting installment of the 2008 and 2009 option grants will vest as of the separation date. A prorated portion of the 2007, 2008 and 2009 restricted stock unit grants will vest (1/36th for each month between the date of grant and the date of termination) according to the terms and conditions of the grant.
7.	Upon termination of employment within one year of a change in control (other than for “cause” or as a result of death or disability), Medco is obligated to pay the named executive officers severance in an amount equal to two times the sum of current annual base pay plus the last annual bonus. This severance amount is also payable if the executive terminates his or her employment for “good reason” within that one-year period. “Good Reason” is specifically defined in the 2006 Change in Control Executive Severance Plan and generally covers situations in which the executive’s duties, responsibilities or pay opportunity has been significantly reduced. Severance is paid in equal installments over a two-year period on normal payroll dates. Payment of severance is conditioned upon the executive signing a general release of claims and complying with the terms of a non-competition and non-solicitation agreement. In addition, the named executive officers are entitled to continued health coverage for 12 months. Medco is also obligated to pay accrued but unused vacation. All unvested options from the 2007, 2008 and 2009 grants and all unvested restricted stock units will be fully vested in accordance with the terms of the grant following a termination occurring within two years after a change in control. Change in control benefits, including any accelerated vesting of equity awards, are subject to both a change in control and loss of employment.
8.	The amounts reported for long term incentives (stock options and restricted stock units) represent the in-the-money value of stock options and the value of restricted stock units that vest as of December 31, 2009 as a result of a termination of employment. The in-the-money value of stock options and the value of restricted stock units is calculated based on the closing stock price on December 24, 2009 ($64.05), the last trading day of the fiscal year. No amount is reported for options or units that were vested prior to December 31, 2009.

DIRECTOR COMPENSATION

During 2009, each director who was not a Company employee was compensated for services as a director by an annual retainer of $50,000 and a meeting fee of $2,000 for each regular Board and Committee meeting attended and $1,000 for each telephonic meeting. The Lead Director and the Chairmen of the Compensation Committee and Corporate Governance and Nominating Committee were compensated for such services by an annual retainer of $10,000. The Chairman of the Public Policy Committee received a pro-rated retainer at the annual rate of $10,000. The Chairman of the Audit Committee was compensated for such service by an annual retainer of $20,000 and each other member of the Audit Committee received an annual retainer of $5,000. Company employees serving on the board do not receive any compensation for services as a director. The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s business travel accident and directors’ and officers’ indemnity insurance policies. Directors are permitted to defer receipt of their fees through a non-qualified deferred compensation plan. In 2009, no amounts were deferred into the plan. Director compensation is summarized in the following table:

	Annual	Lead Director	Audit Committee Chair	Audit Committee Member	Compensation Committee Chair	Corporate Governance and Nominating Committee Chair	Public Policy Committee Chair
Retainers	$50,000	$10,000	$20,000	$5,000	$10,000	$10,000	$10,000

Meeting Fees/ Expenses	$2,000 per regular meeting; $1,000 per telephonic meeting; expenses for travel and director education are reimbursed.

Annual Equity Grants	Annual grant with a present value of $175,000 on the date of each Annual Meeting of Shareholders (vesting in one year). The award is split in value between options (valued according to Black-Scholes) and restricted stock units (valued at fair market value) on the date of the Annual Meeting. Options will have an exercise price equal to the fair market value of common stock on the grant date. The number of shares is rounded up to the nearest whole 100 shares.

For 2009, directors elected at the 2009 Annual Meeting of Shareholders or continuing to serve following the 2009 Annual Meeting received approximately $174,660 of Medco equity. Sixty-five percent of the value was delivered in the form of stock options and 35% in restricted stock units (7,900 nonqualified stock options and 1,400 restricted stock units). Grants were made on May 21, 2009, the date of the Annual Meeting of Shareholders. The exercise price of the options was set at the closing price of the Company’s Common Stock on the grant date as quoted on the NYSE. Options and restricted stock units granted in 2009 vest one year after they are granted. Retainers, meeting fees and the value of equity grants will remain the same for 2010.

Like our executive officers, directors are subject to stock ownership requirements. Directors are required to acquire 10,000 shares of Medco common stock within five years of joining the Board. Prior to satisfying the holding requirements, directors are also required to defer vested restricted stock units until their service ends. These vested units are counted toward the ownership target and, in the past, have been sufficient to satisfy the ownership target. The obligation to hold Medco common stock applies during their term as a director and for three months after their term ends.

The following table sets out the compensation paid to or on behalf of our directors during 2009:

Director	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)(1)(3)	Option Awards ($) (c)(2)(3)	All Other Compensation ($) (d)(4)	Total ($) (e)
Howard W. Barker, Jr.	$116,000	$62,132	$112,527	—	$290,659
John L. Cassis	$112,000	$62,132	$112,527	—	$286,659
Michael Goldstein	$116,000	$62,132	$112,527	—	$290,659
Charles M. Lillis	$81,000	$62,132	$112,527	—	$255,659
Myrtle S. Potter	$79,000	$62,132	$112,527	—	$253,659
William L. Roper	$78,900	$62,132	$112,527	—	$253,559
David D. Stevens	$75,000	$62,132	$112,527	—	$249,659
Blenda J. Wilson	$76,000	$62,132	$112,527	—	$250,659

1.	The amounts in column (b) reflect the aggregate grant date fair value of the award. Restricted stock units do not provide for dividend equivalents.
2.	The amounts in column (c) reflect the aggregate grant date fair value of the award. Certain assumptions used in the calculation of these amounts are set forth below and are described in Note 11, “Stock-Based Compensation,” to the Company’s audited consolidated financial statements for the fiscal year ended December 26, 2009 and included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2010. In addition, the table below sets forth weighted average Black-Scholes assumptions, as well as the specific Black-Scholes assumptions for the various grants.

Option Valuation

Black-Scholes Assumptions

	Dividend Yield	Risk-Free Interest Rate	Volatility	Expected Life
2009 10-K
Footnote 11. Stock-Based Compensation	0	2.0%	27%	5.0
5/21/2009 Annual Grant	0	2.3%	27%	5.4

3.	The following table sets out the number of shares outstanding under all stock awards as of December 26, 2009.

Director	Options Outstanding as of 12/26/2009	Unvested RSUs Outstanding as of 12/26/09	Vested Deferred RSUs Outstanding as of 12/26/09
Howard W. Barker, Jr.	30,700	1,400	27,800
John L. Cassis	70,700	1,400	27,800
Michael Goldstein	38,700	1,400	27,800
Charles M. Lillis	70,700	1,400	23,800
Myrtle S. Potter	16,900	1,400	1,600
William L. Roper	16,900	1,400	1,600
David D. Stevens	22,700	1,400	3,800
Blenda J. Wilson	38,700	1,400	27,800

4.	The Company’s business travel accident plan provides limited death benefits for outside directors. The premium is not calculated on a per person basis. As a result, no specific premium is attributed to the directors.

AUDIT COMMITTEE REPORT

The Audit Committee has the responsibility to oversee and review the preparation of the consolidated financial statements, the Company’s system of internal controls and the qualifications, independence and performance of both its internal auditors and its independent registered public accounting firm. We have the sole authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of four independent directors and operates under a written charter adopted by the Board and which is posted on the Company’s Investor Relations website at www.medcohealth.com/investor under “Corporate Governance.” The Board has determined that each member of the Audit Committee is independent under the standards of independence established under our corporate governance policies and the NYSE listing standards and are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm performs an audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issues a report thereon. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States, or on the effectiveness of the system of internal control.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements and its internal control over financial reporting as of and for the fiscal year ended December 26, 2009. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and PCAOB Auditing Standard No. 5 (An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements).

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Rule 3526 of the Public Company Accounting Oversight Board, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with representatives of that firm. The Audit Committee also considered the fact that PricewaterhouseCoopers LLP is a client of the Company, and has had a contract for the provision of pharmacy benefit management services since 2006. In the opinion of the Audit Committee, and based on the representations of management, the terms of the Company’s agreement with PricewaterhouseCoopers LLP is customary, fair, reasonable and as favorable to the Company as those generally obtained from other parties. The annual amounts involved in this client relationship do not exceed the greater of $1 million or 2% of PricewaterhouseCoopers LLP’s consolidated gross revenues.

The Audit Committee also reviewed, among other things, the audit, audit-related and non-audit services performed by PricewaterhouseCoopers LLP and approved the amount of fees paid for such services. The Audit Committee periodically received updates on the amount of fees and scope of audit-related and non-audit related services provided. All services were provided consistent with applicable rules, policies and procedures and were approved in advance of the service being rendered. The Audit Committee’s meetings include, whenever appropriate, separate executive sessions with the Company’s independent registered public accounting firm and with the Company’s internal auditors, in each case without the presence of the Company’s management.

Based on the Audit Committee’s review and the discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited consolidated financial statements and management’s assessment of internal control over financial reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

Audit Committee

Howard W. Barker, Jr., CPA (Chairman)

John L. Cassis

Michael Goldstein, CPA

David D. Stevens

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, this Audit Committee Report does not constitute soliciting material and shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

RELATED PARTY TRANSACTIONS

Related Person Transaction Policy

The Board of Directors has adopted a written Related Person Transaction Policy (the “Policy”) that addresses the reporting, review and approval or ratification of transactions with related persons, and that covers (but is not limited to) those related person transactions and relationships required to be disclosed under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Company recognizes that related person transactions can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to have been, based on considerations other than the Company’s best interests. Accordingly, as a general matter, the Company seeks to avoid such transactions. However, the Company recognizes that in some circumstances transactions between related persons and the Company may be incidental to the normal course of business or provide an opportunity that is in the best interests of the Company to pursue or that is not inconsistent with the best interests of the Company and where it is not efficient to pursue an alternative transaction. The Policy therefore is not designed to prohibit related person transactions; rather, it is to provide for timely internal reporting of such transactions and appropriate review, oversight and public disclosure of them. The Policy supplements the provisions of the Company’s Standards of Business Conduct concerning potential conflict of interest situations.

The Policy applies to each director or executive officer of the Company; any nominee for election as a director of the Company; any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities; and any immediate family member of any of the foregoing persons (each, a “Related Person”).

Under the Policy, a charitable contribution or pledge to an organization that is considered a Related Person is considered a related person transaction, other than one made pursuant to an established policy for the Company to match contributions made by directors or executive officers. An amendment to an arrangement that is considered a related person transaction is, unless clearly incidental in nature, considered a separate related person transaction.

The Policy provides for the Corporate Governance and Nominating Committee to review all related person transactions and, wherever possible, to approve such transactions in advance of any such transaction being given effect.

In connection with approving or ratifying a related person transaction, the Corporate Governance and Nominating Committee considers, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Company, including consideration of the following factors to the extent pertinent:

•	the position within or relationship of the Related Person with the Company;

•	the materiality of the transaction to the Related Person and the Company, including the dollar value of the transaction, without regard to profit or loss;

•	the business purpose for and reasonableness of the transaction, taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

•	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not Related Persons;

•	whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and

•

the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

The Policy provides standing pre-approval for certain types of transactions that the Corporate Governance and Nominating Committee has determined do not pose a significant risk of conflict of interest, either because a Related Person would not have a material interest in a transaction of that type or due to the nature, size and/or degree of significance to the Company. The Policy is re-evaluated periodically.

Related Person Transactions

The husband of Karin V. Princivalle (Senior Vice President, Human Resources) was previously Vice President, Compensation & Benefits at Lincoln National Corporation (“Lincoln”), which in the 2008 fiscal year entered into a contract with the Company to become a customer effective January 1, 2009. In that role, Ms. Princivalle’s husband was responsible for benefits decisions at Lincoln and may have a direct or indirect material interest in the transaction with the Company. Individuals under the supervision of Ms. Princivalle’s husband conducted the direct negotiations of the contract with the Company and Ms. Princivalle’s husband had limited involvement in these negotiations. In the opinion of management, the Company’s agreement with Lincoln is customary, fair and reasonable to the Company. Lincoln National Corporation paid to the Company approximately $28 million in fiscal 2009. Ms. Princivalle’s husband left employment at Lincoln during fiscal 2009.

The brother of Thomas M. Moriarty (General Counsel, Secretary and Senior Vice President, Pharmaceutical Strategies and Solutions) is an equity partner at the law firm of Locke Lord Bissell & Liddell LLP (“LLBL”), which was a pharmacy benefits customer of the Company during the 2009 fiscal year. In addition, in the 2008 fiscal year, the Company retained Locke Lord Strategies LP (“Strategies”), a government and public affairs group and an affiliate of LLBL, to provide consulting services to the Company. Mr. Moriarty’s brother, in addition to his role at LLBL, also from time to time works with Strategies, although he does not have substantial involvement in the matters for which the Company engaged Strategies. LLBL benefits from the revenues of Strategies. In the opinion of management, the Company’s agreement with Strategies is customary, fair and reasonable to the Company. The Company paid approximately $260,000 for the services of Strategies in the 2009 fiscal year.

OTHER MATTERS

Section 16 (a) Beneficial Ownership Reporting Compliance

The members of the Board of Directors, the executive officers and persons who hold more than ten percent of the outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon a review of (i) the copies of Section 16(a) reports that Medco has received from such persons or entities for transactions in its Common Stock and their Common Stock holdings for the fiscal year ended December 26, 2009 and (ii) the representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the fiscal year ended December 26, 2009, the Company believes that except as follows, all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its Common Stock: Mr. Goldstein inadvertently filed two late reports each reporting one transaction. The transactions were made in a discretionary brokerage account without Mr. Goldstein’s knowledge and the broker has since been advised not to trade in Medco securities. Dr. Roper inadvertently filed one late report for one transaction. The transaction was made in a discretionary brokerage account and the broker has since been advised not to trade in Medco securities.

Form 10-K

The Company filed its Annual Report on Form 10-K for the 2009 fiscal year with the SEC on February 23, 2010. A copy of the Company’s Form 10-K (without exhibits or documents incorporated by reference) is being delivered or made available via the Internet concurrently with this Proxy Statement to all shareholders.

By Order of the Board of Directors,

Thomas M. Moriarty

General Counsel, Secretary and

Senior Vice President,

Pharmaceutical Strategies and Solutions

Dated: March 31, 2010

Annex 1

~~THIRD~~ AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MEDCO HEALTH SOLUTIONS, INC.

Adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware

Medco Health Solutions, Inc. (the “Corporation”), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The Corporation was originally formed as a limited liability company by the filing of a certificate of formation under the name “Mergerco Delaware No. 1, L.L.C.” with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 26, 1996. The name of the Corporation was changed to “Merck-Medco Managed Care, L.L.C.” pursuant to a merger effective upon the filing of a certificate of merger with the Secretary of State on December 27, 1996. The Corporation converted from a limited liability company to a corporation effective upon the filing of a certificate of conversion with the Secretary of State on May 21, 2002. In connection with this conversion, a certificate of incorporation for the Corporation was filed with the Secretary of State under the name “MedcoHealth Solutions, Inc.” on May 21, 2002. The present name of the Corporation is “Medco Health Solutions, Inc.,” as changed pursuant to a filing of an Amended and Restated Certificate of Incorporation with the Secretary of State on June 07, 2002. The Second Amended and Restated Certificate of Incorporation of the Corporation, which was filed with the Secretary of State on July 31, 2003, was duly amended on May 25, 2007. The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State on May 22, 2008.

2. This ~~Third~~ Amended and Restated Certificate of Incorporation of the Corporation, dated as of May ~~22, 2008~~12, 2010, was, in accordance with Sections 242 and 245 of the DGCL, (a) duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation (the “Board of Directors”), (b) approved by its stockholders at its annual meeting of stockholders and (c) duly executed by an authorized officer of the Corporation pursuant to Section 103 of the DGCL.

3. This ~~Third~~ Amended and Restated Certificate of Incorporation of the Corporation restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, as heretofore amended, corrected or supplemented, and, upon filing with the Secretary of State in accordance with Section 103, shall supersede the Certificate of Incorporation of the Corporation, as heretofore amended and restated, corrected or supplemented, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

4. Pursuant to Section 103(d) of the DGCL, this ~~Third~~ Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State.

5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST. The name of the Corporation is Medco Health Solutions, Inc.

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,010,000,000, of which 2,000,000,000 shares with the par value of $0.01 per share shall constitute a class designated as Common Stock, and 10,000,000 shares with the par value of $0.01 per share shall constitute a class designated as Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time. The Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the shares of each series of Preferred Stock (with respect to each series of Preferred Stock, the “Preferred Stock Designation”).

FIFTH. The Board of Directors is expressly authorized to adopt, amend or repeal any bylaws of the Corporation by resolutions duly adopted by a majority of the directors then in office, but the stockholders entitled to vote may adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them, at a meeting duly called for that purpose, by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

SEVENTH. The number of directors constituting the entire Board of Directors shall be not less than three (3), nor more than fifteen (15), as may be fixed from time to time by resolutions duly adopted by the Board of Directors.

Each director who is serving as a director as of the date of this Certificate of Amendment, or is hereafter elected a director, shall hold office until the expiration of the term for which he or she has been elected, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. At the 2008 annual meeting of shareholders, the successors of the class of directors whose terms expire at that meeting shall be elected for a two-year term expiring at the 2010 annual meeting of shareholders. At the 2009 annual meeting of shareholders, the successors of the class of directors whose terms expire at that meeting shall be elected for a one-year term expiring at the 2010 annual meeting of shareholders. At the 2010 annual meeting of shareholders, and at each annual meeting of shareholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of shareholders. Continuing until after the annual meeting of shareholders in 2009, if the number of directors is changed, any increase or decrease shall be apportioned among Class I, Class II, and Class III so as to maintain the number of directors in each class as nearly equal as possible.

A director may be removed from office with cause, or in the case of any director elected for a one-year term without cause, but in each case only by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

Except as otherwise provided pursuant to the provisions of the Certificate of Incorporation of the Corporation (including any Preferred Stock Designation), newly created directorships resulting from any increase in the number of directors, and any vacancies on the Board of Directors (resulting from death, resignation, retirement, disqualification, removal, or other cause), shall be filled by the affirmative vote of a majority of the directors then in office. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the one-year term, or if applicable, the remainder of the full term of the class of directors, in which the new directorship was created or the vacancy occurred, and until such director’s successor shall have been duly elected and qualified, or until his or her death, resignation, retirement, disqualification, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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EIGHTH. Except as otherwise provided pursuant to provisions of the Certificate of Incorporation of the Corporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock in respect of action by written consent of the holders of such class or series of stock, after Merck & Co., Inc., a New Jersey corporation (“Merck”), ceases to be the sole stockholder of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Except as otherwise provided pursuant to provisions of the Certificate of Incorporation of the Corporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock, special meetings of stockholders of the Corporation of any class or series of capital stock for any purpose or purposes may be called only by the Chairman of the Board of Directors, the President, the Chief Executive Officer of the Corporation or a majority of the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or, as and to the extent required by the bylaws of the Corporation, by the secretary of the Corporation upon the written request of the holders of record of not less than forty percent (40%) of the voting power of all outstanding shares of Common Stock of the Corporation (the “Requisite Percent”). A special meeting validly requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that such special meeting shall be called for a date not less than 90 nor more than 100 calendar days after the first date on which unrevoked valid requests for such special meeting satisfying the requirements set forth in this Article EIGHTH and in the bylaws of the Corporation and constituting not less than the Requisite Percent shall have been delivered to the Corporation. No business other than that stated in the notice sent by the Corporation for a special meeting shall be transacted at such special meeting.

~~, and any power of stockholders to call a special meeting is specifically denied, and no business other than that stated in the notice shall be transacted at any special meeting.~~

NINTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. If the DGCL is amended after the effective date of this Certificate of Incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

No amendment, modification or repeal of this Article NINTH shall adversely affect any right or protection of a director with respect to events occurring prior to such amendment, modification or repeal.

TENTH. Certain Transactions With Merck & Co., Inc.

No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) entered into between the Corporation or any of its Affiliated Companies, on the one hand, and Merck, or any of its Affiliated Companies, on the other hand, before the Corporation ceased to be a wholly owned subsidiary of Merck shall be void or voidable or be considered to be unfair to the Corporation for the reason that Merck or any of its Affiliated Companies, are parties thereto, or because directors or officers of Merck or any of its Affiliated Companies were present at or participated in any meeting of the Board of Directors or committee thereof which authorized the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), or because his, her or their votes were counted for such purpose. No such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or the performance thereof by the Corporation or any of its Affiliated Companies shall be considered to be contrary to

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any fiduciary duty owed to the Corporation or to any stockholder of the Corporation by any director or officer of the Corporation or of any of its Affiliated Companies (including directors or officers of the Corporation or its Affiliated Companies who may have been directors or officers of Merck or any of its Affiliated Companies) and such directors and officers of the Corporation or any of its Affiliated Companies shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in or not opposed to the best interests of the Corporation and shall be deemed not to have breached their duties of loyalty to the Corporation or its stockholders, and not to have derived an improper personal benefit therefrom. No director, officer or employee of the Corporation or any of its Affiliated Companies shall have or be under any fiduciary duty to the Corporation to refrain from acting on behalf of the Corporation or any of its Affiliated Companies in respect of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or to refrain from performing any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) in accordance with its terms.

Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article TENTH. The failure of any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the Corporation or any of its Affiliated Companies, on the one hand, and Merck or any of its Affiliated Companies, on the other hand, to satisfy the requirements of this Article TENTH shall not, by itself, cause such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) to constitute any breach of any fiduciary duty to the Corporation, or to any stockholder by any director, officer or employee of the Corporation.

For purposes of this Article TENTH, “Affiliated Company” shall mean in respect of Merck, any company which is controlled by Merck, controls Merck or is under common control with Merck (other than the Corporation and any company that is controlled by the Corporation), and in respect of the Corporation shall mean any company controlled by the Corporation.

In addition to any other affirmative vote or written consent required by applicable law, this Article TENTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class. Notwithstanding the foregoing, the amendment or removal of this Article TENTH shall not terminate the effect of the provisions hereof with respect to any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the Corporation or any of its Affiliated Companies, on the one hand, and Merck or any of its Affiliated Companies, on the other hand, that was entered into before the Corporation ceased to be a wholly owned subsidiary of Merck.

IN WITNESS WHEREOF, Medco Health Solutions, Inc. has caused this ~~Third~~ Amended and Restated Certificate of Incorporation to be duly executed by an authorized officer of Medco Health Solutions, Inc. as of this ~~22nd~~12th day of May, ~~2008~~2010.

MEDCO HEALTH SOLUTIONS, INC.

By:
Name:
Title:

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Annex 2

AMENDED AND RESTATED BYLAWS

of

MEDCO HEALTH SOLUTIONS, INC.

(hereinafter called the “Corporation”)

As amended ~~December 10, 2008~~as of May 12, 2010

ARTICLE I

Offices

Section 1.1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

Stockholders

Section 2.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 2.2. Special Meetings. ~~Special Meetings shall be called and held as provided in the certificate of incorporation.~~

(a) Special meetings of stockholders may be called only by the Chairman of the Board of Directors, the President, the Chief Executive Officer of the Corporation or a majority of the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or, solely to the extent required by Section 2.2(b), by the Secretary of the Corporation. Each special meeting of stockholders shall be held at such date, time and place either within or without the State of Delaware as may be stated in the Corporation’s notice of the meeting~~.~~ sent pursuant to Section 2.3. No business other than that stated in the Corporation’s notice of the meeting shall be transacted at any special meeting.

(b) A special meeting of stockholders shall be called by the Secretary upon the written request of the holders of record of not less than forty percent (40%) of the voting power of all outstanding shares of common stock of the Corporation (the “Requisite Percent”), subject to the following:

(1) In order for a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) to be called by the Secretary, one or more written requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) stating the purpose of the special meeting and the matters proposed to be acted upon thereat must be signed and dated by the Requisite Percent of record holders of common stock (or their duly authorized agents), must be delivered to the Secretary at the principal executive offices of the Corporation and must set forth:

(i) in the case of any director nominations proposed to be presented at such Stockholder Requested Special Meeting, the information required by Section 2.10(b)(1) and (2) (with such stockholder being deemed the Proponent for these purposes);

(ii) in the case of any other business proposed to be conducted at such Stockholder Requested Special Meeting, the information required by Section 2.10(c)(1) and (2) (with such stockholder being deemed the Proponent for these purposes); and

(iii) an agreement by the requesting stockholder to notify the Corporation immediately in the case of any disposition prior to the record date for the Stockholder Requested Special Meeting of shares of common stock owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request with respect to such shares.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation and to comply with applicable law. The Corporation will provide the requesting stockholder with notice of the record date for the determination of stockholders entitled to vote at the Stockholder Requested Special Meeting. The requesting stockholder is required to update the notice delivered pursuant to this Section not later than 10 business days after such record date to provide any material changes in the foregoing information as of such record date.

In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board), and (y) has been dated and delivered to the Secretary within 60 calendar days of the earliest dated of such Special Meeting Requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within 10 business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to clause (iii) above), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special meeting. Notwithstanding anything to the contrary in these bylaws, if a Special Meeting Request is made that complies with this Section 2.2(b) and all other applicable sections of these bylaws, the Board of Directors may (in lieu of calling the Stockholder Requested Special Meeting) include a Similar Item (as defined below) in the Corporation’s notice as an item of business to be brought before any other meeting of stockholders that is, or will be, scheduled to be held within 120 calendar days after the first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percent shall have been delivered to the Corporation (the “Request Receipt Date”).

(2) A Special Meeting Request shall not be valid if:

(i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;

(ii) the Request Receipt Date is during the period commencing 90 calendar days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting;

(iii) the purpose specified in the Special Meeting Request is not the election of directors and an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within the 12 months prior to the Request Receipt Date; or

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(iv) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held.

(3) A Stockholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the Stockholder Requested Special Meeting shall be called for a date not less than 90 calendar days and not more than 100 calendar days after the Request Receipt Date.

(4) Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percent of record holders and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

Section 2.3. Notice of Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than ~~sixty~~60 calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The written notice shall be delivered personally, mailed (if mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation), or given by a form of electronic transmission in accordance with paragraphs (b), (c), and (d) of this Section 2.3, to each stockholder of record entitled to vote at the meeting at such address or telecopy number as appears on the records of the Corporation.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent or other person designated by the Corporation to give notice on behalf of the Corporation; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action of the Corporation.

(c) Notice given pursuant to paragraph (b) of this Section 2.3 shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the Corporation’s transfer agent or other person designated by the Corporation to give notice on behalf of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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(d) For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.4. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than ~~thirty~~30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders of one third of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of one third of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the chairman of the meeting may, or the holders of such class so present or represented, acting by majority vote, may, adjourn the meeting of such class from time to time in the manner provided by Section 2.4 of these bylaws until a quorum of such class shall be so present or represented.

Section 2.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors by the Vice Chairman of the Board of Directors, if any, or in the absence of the Vice Chairman of the Board of Directors by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the sole right and authority to prescribe the rules, regulations and procedures for, and to do all such acts and things as are necessary or desirable for the proper conduct of, the meeting, including, without limitation, setting the agenda of the meeting, establishing procedures for the maintenance of order and safety at the meeting, determining the persons entitled to make presentations at the meeting and the time allotted for each such presentation, determining the time, if any, allotted to questions or comments at the meeting, instituting restrictions on entry to the meeting after the time prescribed for the commencement thereof, determining the form of ballot to be used for voting on each matter upon which stockholders will vote at the meeting and determining the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting.

Section 2.7. Inspectors. Prior to any meeting of stockholders, the Board of Directors, the Chairman of the Board of Directors, the President, or the Chief Executive Officer shall appoint one or more inspectors to act at such

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meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting, determined in accordance with Section 2.6, shall be announced at the meeting. No ballot, proxy or vote with respect to a matter, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls for such matter unless the Delaware Court of Chancery, upon application by a stockholder, shall determine otherwise.

In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies and ballots, any envelopes submitted therewith, any information provided in accordance with Section 211(e), Section 212(c)(2), or any information provided pursuant to Section 211(a)(2)(B)(i) or (iii), of the General Corporation Law of the State of Delaware, and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector's belief that such information is accurate and reliable.

Section 2.8. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware, the following shall constitute a valid means by which a stockholder may grant such authority: (a) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (b) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic

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transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspector of elections shall specify the information upon which they relied.

Any copy, facsimile telecommunication, electronic transmission or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 2.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication, electronic transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Voting at meetings of stockholders need not be by written ballot unless the chairman of the meeting or holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine.

Except as provided in Section 3.2, a nominee for director shall be elected to the Board of Directors by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders at which a quorum is present for which (i) the Secretary of the Corporation receives a notice pursuant to Section 2.~~10~~2 or Section 2.10, as applicable, that a stockholder intends to nominate a person (or persons) for election to the Board of Directors and (ii) such proposed nomination has not been withdrawn by such stockholder on or prior to the 5th calendar day prior to the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. For purposes of this section, a majority of votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to such nominee).

In all other matters, unless otherwise provided by law or by the certificate of incorporation or these bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the certificate of incorporation or these bylaws.

Section 2.9. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ~~sixty~~60 nor less than ~~ten~~10 calendar days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A

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determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than ~~sixty~~60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.10. Advance Notice of Stockholder Proposals.

(a) Annual Meetings of Stockholders.

(1) The matters to be considered and brought before any annual meeting of stockholders shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before the meeting. In order for any matter to be brought properly before any annual meeting of stockholders, the matter must be (i) specified in the Corporation’s notice of meeting, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) brought before the annual meeting by any stockholder of the Corporation who (a) was a stockholder of record at the time of giving the notice required by this Section 2.10(a) and at the time of the annual meeting, (b) is entitled to vote at the annual meeting and (c) complies with the notice procedures set forth in this Section 2.10~~(a).~~. Compliance with the procedures set forth in this Section 2.10~~(a)~~ shall be the exclusive means for a stockholder to make nominations or submit other business before an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and specified in the Corporation’s notice of meeting).

(2) For nominations for directors or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to paragraph (a)(1) of this Section 2.10, the stockholder intending to propose the nomination or other business (the “Proponent”) must have given timely notice thereof (including the information required hereby) in writing to the Secretary of the Corporation, and any such proposal must otherwise be a proper matter for stockholder action. To be timely, a Proponent’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice of a nomination or proposed action as described above.

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(b) Information to Be Provided by Proponent With Respect to Election of Directors at an Annual Meeting. With respect to nominations of directors for election ~~or reelection~~ at any annual meeting, to be in proper form a Proponent’s notice shall set forth: ~~(i)~~

(1) as to each nominee: (a) the name, age, business address and residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each such nominee, (c) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee; (d) such nominee’s signed consent to serve as a director of the Corporation if elected, and a statement whether each such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election ~~or re-election~~ at the next meeting at which such person would face ~~election or re-~~election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines; (e) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the United States Securities and Exchange Commission; and ~~(ii)~~

(2) as to the Proponent: (a) the name and address of the Proponent, (b) the class and number of shares of the Corporation which are owned by the Proponent (beneficially and of record), as of the date of the Proponent's notice, and a representation that the Proponent will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the ~~later of the~~ record date ~~or the date notice of the record date is first publicly disclosed~~, (c) a description of any agreement, arrangement or understanding (financial or otherwise) with respect to such nomination between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding (financial or otherwise) in effect as of the record date for the meeting promptly following the ~~later of the~~ record date ~~or the date notice of the record date is first publicly disclosed~~, (d) a description of any agreement, arrangement or understanding (financial or otherwise, and including, but not limited to, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether any such instrument or transaction shall be subject to settlement in the underlying class or series of equity securities of the Corporation) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates, associates or counterparties with respect to shares of stock of the Corporation, (e) a representation that the Proponent is a holder of record ~~or beneficial owner~~ of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice~~, and (f) a representation as to~~.

~~(3)~~ The Proponent shall also represent whether or not the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding ~~capital stock~~shares required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of such nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require ~~todetermine~~to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation~~.~~ and to comply with applicable law. The Corporation will provide the Proponent with notice of the record date for the determination of stockholders entitled to vote at the meeting. The Proponent is required to update the notice delivered pursuant to this Section not later than ~~7 calendar~~10 business days after such record date to provide any material changes in the foregoing information as of such record date.

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(c) Information to Be Provided By Proponent With Respect to Other Business at an Annual Meeting. With respect to any business at any annual meeting other than the nomination of directors for election ~~or reelection~~ covered by Section 2.10(~~a)(3~~b), a Proponent’s notice shall set forth:

(1) as to each matter~~: (i~~, (a) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders, (~~ii~~b) a brief written statement of the reasons the Proponent favors the proposal~~, (iii~~; and

(2) as to the Proponent, (a) the name and address of the Proponent, (~~iv~~b) the class and number of shares of the Corporation which are owned by the Proponent (beneficially and of record), as of the date of the Proponent’s notice, (~~v~~c) any material interest of the Proponent in such business, (~~vi~~d) a description of any agreement, arrangement or understanding (financial or otherwise) with respect to such business between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, (~~vii~~e) a description of any agreement, arrangement or understanding (financial or otherwise, and including, but not limited to, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether any such instrument or transaction shall be subject to settlement in the underlying class or series of equity securities of the Corporation) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates, associates or counterparties with respect to shares of stock of the Corporation, (~~viii~~f) a representation that the Proponent is a holder of record ~~or beneficial owner~~ of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business~~, and (ix) a representation as to~~.

~~(4)~~ The Proponent shall also represent whether or not the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal. The Corporation will provide the Proponent with notice of the record date for the determination of stockholders entitled to vote at the meeting. The Proponent is required to update the notice delivered pursuant to this Section not later than ~~seven (7) calendar~~ 10 business days after such record date to provide any material changes in the foregoing information as of such record date.

~~(b)~~(d) Special Meetings of Stockholders. The matters to be considered and brought before any special meeting of stockholders shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before the meeting. In order for any matter to be brought properly before any special meeting of stockholders, the matter must be specified in the Corporation’s notice of meeting. In the event the Corporation calls a special meeting of stockholders (other than a Stockholder Requested Special Meeting) for the purpose of electing one or more directors to the Board of Directors, nominations of a person or persons (as the case may be) for election to the Board of Directors may be made only with respect to such position(s) as may be specified in the Corporation’s notice of meeting and may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (a) was a stockholder of record at the time of giving the notice required by this Section 2.10(~~b~~d) and at the time of the special meeting, (b) is entitled to vote at the special meeting and (c) gives notice thereof containing the information required by Section 2.10(~~a)(3~~b) to the Secretary of the Corporation at the principal executive offices of the Corporation by the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of

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a stockholder's notice of a nomination as described above. In the case of a Stockholder Requested Special Meeting, nominations of a person or persons (as the case may be) for election to the Board of Directors may be made only in accordance with Section 2.2.

~~(c)~~(e) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in Section 2.~~10(a)(3) (annual meetings)~~2 or this Section 2.10~~(b) (special meetings)~~, as applicable, shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.~~10(a)(4).~~2 or this Section 2.10, as applicable. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in ~~this~~ Section 2.~~10~~2 or this Section 2.10, as applicable, and, if any proposed nomination or business is not in compliance with Section 2.2 or this Section 2.10, as applicable, to declare that such defective proposal or nomination shall be disregarded. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in Section 2.2 or this Section 2.10, as applicable, and, if not so given, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered. Notwithstanding the foregoing provisions of this Section 2.10, if the stockholder (or a duly authorized proxy therefor) does not appear at the annual or special meeting of stockholders of the Corporation to present any such nomination or business, or make any such proposal, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The requirements of Section 2.10(~~a)(4~~b) and (c) are included to provide the Corporation notice of a stockholder's intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.

(2) For purposes of this Section 2.10, “affiliate” in respect of a person shall mean another person who controls, is controlled by or is under common control with such person and the term “beneficially owns” (and variations thereof) shall have the same meaning as when used in Section 13(d) of the Exchange Act and Regulation 13D and 13G thereunder (or any successor provision of law). For purposes of this Section 2.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Nothing contained in this Section 2.10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law) or (B) of the holders of any series of preferred stock to elect directors in accordance with the provision of an applicable preferred stock designation.

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ARTICLE III

Board of Directors

Section 3.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the certificate of incorporation. Pursuant to, and as more specifically provided in, the certificate of incorporation, the Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the number thereof to be fixed from time to time by resolutions duly adopted by the Board of Directors. Directors need not be stockholders.

Section 3.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director who is serving as a director as of the date of these Amended and Restated Bylaws, or is hereafter elected a director, shall hold office until the expiration of the term for which he or she has been elected, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. ~~At the 2008 annual meeting of shareholders, the successors of the class of directors whose terms expire at that meeting shall be elected for a two-year term expiring at the 2010 annual meeting of shareholders. At the 2009 annual meeting of shareholders, the successors of the class of directors whose terms expire at that meeting shall be elected for a one-year term expiring at the 2010 annual meeting of shareholders. At the 2010 annual meeting of shareholders, and at each annual meeting of shareholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of shareholders. Continuing until after the annual meeting of shareholders in 2009, if the number of directors is changed, any increase or decrease shall be apportioned among Class I, Class II, and Class III so as to maintain the number of directors in each class as nearly equal as possible.~~ At each annual meeting of shareholders, all directors shall be elected for terms expiring at the next annual meeting of shareholders.

A director may be removed from office with cause, or in the case of any director elected for a one-year term without cause, but in each case, only by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

Except as otherwise provided pursuant to the provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation), newly created directorships resulting from any increase in the number of directors, and any vacancies on the Board of Directors (resulting from death, resignation, retirement, disqualification, removal, or other cause), shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director in office. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the one-year term, or if applicable, the remainder of the full term of the class of directors, in which the new directorship was created or the vacancy occurred, and until such director's successor shall have been duly elected and qualified, or until his or her death, resignation, retirement, disqualification, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director may resign at any time upon written notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Except where otherwise provided by the certificate of incorporation, these bylaws, or the Corporation’s Corporate Governance Guidelines, such resignation shall take effect at the time specified therein and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.

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Section 3.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, if any, by the Vice Chairman of the Board of Directors, if any, by the President or by a majority of the directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 3.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.5 shall constitute presence in person at such meeting.

Section 3.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the certificate of incorporation or these bylaws shall require a vote of a greater number. If at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall be present.

Section 3.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors by the Vice Chairman of the Board of Directors, if any, or in the absence of the Vice Chairman of the Board of Directors by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.8. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission or transmissions, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

Section 3.9. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE IV

Committees

Section 4.1. Committees. A majority of the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation,

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and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, (ii) adopting, amending or repealing these bylaws or (iii) removing or indemnifying or advancing expenses to directors.

Section 4.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these bylaws.

ARTICLE V

Officers

Section 5.1. Officers; Election. The Board of Directors shall elect a Chief Executive Officer, a President and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the certificate of incorporation or these bylaws otherwise provide.

Section 5.2. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting.

Section 5.3. Powers and Duties. The officers of the Corporation shall have such powers, authority and duties in the management of the Corporation as shall be stated in these bylaws or in a resolution of the Board of Directors which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

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ARTICLE VI

Stock

Section 6.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.3. Electronic Securities Recordation. Notwithstanding the provisions of Sections 6.1 and 6.2, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with law.

ARTICLE VII

Miscellaneous

Section 7.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 7.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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Section 7.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

Section 7.4. Indemnification and Insurance.

(a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person or a person of whom such person is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists as of the date of the adoption of these bylaws or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Section 7.4, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 7.4 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 7.4 or otherwise. The Corporation’s obligation to indemnify and to advance expenses under this Section 7.4 shall arise, and all rights granted to such persons hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed.

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(b) To obtain indemnification under this Section 7.4, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (2) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (3) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 calendar days after such determination.

(c) If a claim under paragraph (a) of this Section 7.4 is not paid in full by the Corporation within 30 calendar days after a written claim pursuant to paragraph (b) of this Section 7.4 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d) If a determination shall have been made pursuant to paragraph (b) of this Section 7.4 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Section 7.4.

(e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Section 7.4 that the procedures and presumptions of this Section 7.4 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Section 7.4.

(f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 7.4 shall not be exclusive of any other right which any person may have or hereafter acquire under any law, provision of the Certificate of Incorporation, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Section 7.4 shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(g) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to

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indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this Section 7.4, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

(h) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 7.4 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(i) If any provision or provisions of this Section 7.4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Section 7.4 (including, without limitation, each portion of any paragraph of this Section 7.4 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of Section 7.4 (including, without limitation, each such portion of any paragraph of this Section 7.4 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(j) For purposes of Section 7.4:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Section 7.4.

(k) Any notice, request or other communication required or permitted to be given to the Corporation under this Section 7.4 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 7.5. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a

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committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 7.7. Inconsistent Provisions with Certificate of Incorporation. In the event of any conflict between the provisions of these bylaws and the provisions of the certificate of incorporation of the Corporation, the provisions of the certificate of incorporation of the Corporation shall govern and control.

Section 7.8. Amendment of Bylaws. Except to the extent provided in the certificate of incorporation, these bylaws may be amended or repealed, and new bylaws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them, at a meeting duly called for that purpose, by an affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

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MEDCO HEALTH SOLUTIONS, INC. 100 PARSONS POND DRIVE INVESTOR RELATIONS/F3-3 FRANKLIN LAKES, NJ 07417

YOUR VOTE IS IMPORTANT

VOTE BY INTERNET/TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 11, 2010. Have your Proxy Card handy when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Medco Health Solutions, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 11, 2010. Have your Proxy Card handy when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Medco Health Solutions, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M19337-P89964-Z51890	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MEDCO HEALTH SOLUTIONS, INC.
The Board of Directors recommends a vote FOR each of these nominees:
Proposal 1
Election of Directors		For	Against	Abstain

1a.	Howard W. Barker, Jr.	☐	☐	☐
1b.	John L. Cassis	☐	☐	☐	The Board of Directors recommends a vote FOR proposals 2 and 3:
1c.	Michael Goldstein	☐	☐	☐	Proposal 2	For	Against	Abstain
1d.	Charles M. Lillis	☐	☐	☐	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the 2010 fiscal year Proposal 3	☐	☐	☐
1e.	Myrtle S. Potter	☐	☐	☐
1f.	William L. Roper	☐	☐	☐
1g.	David B. Snow, Jr.	☐	☐	☐	Approval of an amendment to the Certificate of Incorporation to permit shareholders to call special meetings	☐	☐	☐
1h.	David D. Stevens	☐	☐	☐
1i.	Blenda J. Wilson	☐	☐	☐	Unless voting by telephone or the Internet, please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.
For address changes and/or comments, please check this box and write them on the back where indicated:				☐
Please indicate if you plan to attend the annual meeting:		☐	☐
		Yes	No

(NOTE: Please sign exactly as your name or names appear(s) on this Proxy Card. When signing as attorney, executor, officer, administrator, trustee, custodian or guardian, please indicate full title. If there is more than one named shareholder, all should sign unless evidence or authority to sign on behalf of others is attached.)

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners, if applicable)	Date

ADMISSION TICKET Annual Meeting of Shareholders Wednesday, May 12, 2010, 9:00 a.m. EDT Park Ridge Marriott 300 Brae Boulevard Park Ridge, New Jersey 07656

PARK RIDGE MARRIOTT is reached via the Garden State Parkway, Exit 172 from the northbound lanes. From Exit ramp, turn right onto Grand Avenue. At first traffic light make right onto Mercedes Drive, follow to end and make right. Follow to traffic light make left onto Brae Blvd. The hotel is on your left.

FROM NEW JERSEY & SOUTH: Take Garden State Parkway North to Exit 172 and follow directions above.

FROM NEWARK AIRPORT: Take Route 78 to Garden State Parkway North to Exit 172. Follow directions for leaving Parkway at Exit 172.

FROM NEW YORK CITY: Take George Washington Bridge to New Jersey. Follow Route 80 West to the Saddle Brook Exit for the Garden State Parkway North to Exit 172. Follow directions for leaving Parkway at Exit 172.

FROM LA GUARDIA AIRPORT: Take Grand Central Parkway to Triboro Bridge to the Major Deegan Expressway to Interstate 95 West to the George Washington Bridge. Follow directions from New York City.

FROM KENNEDY AIRPORT: Leave airport via Van Wyck Expressway to Grand Central Parkway. Follow directions from LaGuardia Airport.

FROM UPSTATE NEW YORK: Leave New York State Thruway at Exit 14A onto Garden State Parkway Extension. Take first Exit - Schoolhouse Road. From Exit ramp turn left onto Schoolhouse Road. Follow through first light (Summit Avenue), road becomes Spring Valley Road, follow through second light (Grand Avenue) to fourth (4th) right, Brae Blvd. Make right onto Brae Blvd, hotel is approximately one-quarter mile on right-hand side.

FROM NEW ENGLAND AND WESTCHESTER AREA: Via Connecticut Turnpike (I-95) or Westchester Expressway (I-287), to the Tappan Zee Bridge. Proceed along N.Y. State Thruway to Exit 14A. Follow directions from Upstate New York.

This ticket, along with a form of personal identification, will admit the named Shareholder(s). Cameras, tape recorders and other video recording equipment are not permitted in the meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M19338-P89964-Z51890

This Proxy is Solicited on Behalf of the Board of Directors of Medco Health Solutions, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 12, 2010 and the Proxy Statement and appoints David B. Snow, Jr., and Thomas M. Moriarty, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Medco Health Solutions, Inc. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656 on Wednesday, May 12, 2010 at 9:00 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The Proxies are authorized in their discretion to vote upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued on the reverse side.